                                                                    EXHIBIT 10.2


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                 LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT

                                     among


                            R&B FALCON CORPORATION,


                           CREDIT AGRICOLE INDOSUEZ,


                       CREDIT LYONNAIS NEW YORK BRANCH,
                             as SYNDICATION AGENT

                                      and

             CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH,
                            as ADMINISTRATIVE AGENT

                      __________________________________

                          Dated as of August 31, 2000

                      __________________________________



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

                               TABLE OF CONTENTS
                               -----------------

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
SECTION 1A. A Letters of Credit.....................................................     1

     1A.01  A Letters of Credit.....................................................     1
     1A.02  Letter of Credit Participations.........................................     2
     1A.03  Agreement to Repay A Letter of Credit Drawings..........................     3
     1A.04  Increased Costs.........................................................     4

SECTION 1B. B Letters of Credit.....................................................     5

     1B.01  B Letters of Credit.....................................................     5
     1B.02  Letter of Credit Requests...............................................     6
     1B.03  Letter of Credit Participations.........................................     6
     1B.04  Agreement to Repay B Letter of Credit Drawings..........................     8
     1B.05  Increased Costs.........................................................     9

SECTION 2. Fees; Reductions of Commitments..........................................     9

     2.01  Fees.....................................................................     9
     2.02  Mandatory Reduction of Commitments; Cash Collaterization.................    10

SECTION 3. Payments; Taxes..........................................................    11

     3.01  Method and Place of Payment..............................................    11
     3.02  Net Payments.............................................................    11

SECTION 4. Conditions Precedent.....................................................    13

     4.01  Execution of Agreement...................................................    13
     4.02  Officer's Certificate....................................................    13
     4.03  Opinions of Counsel......................................................    13
     4.04  Corporate Documents; Proceedings.........................................    14
     4.05  Fees, etc................................................................    14
     4.06  Adverse Change; Approvals; Litigation....................................    14
     4.07  Security Agreement.......................................................    15
     4.08  Mortgages; Certificates of Ownership; Searches; Valuation Report.........    15
     4.09  Insurance Report.........................................................    16

SECTION 5. Representations, Warranties and Agreements...............................    16

     5.01  Corporate Status.........................................................    17
     5.02  Corporate Power and Authority............................................    17
     5.03  No Violation.............................................................    17
     5.04  Governmental Approvals...................................................    17

                                      (i)

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                                                                                      ----
     5.05  Litigation...............................................................    18
     5.06  Margin Regulations.......................................................    18
     5.07  Taxes....................................................................    18
     5.08  ERISA....................................................................    18
     5.09  Compliance with Environmental Laws.......................................    19
     5.10  The Security Documents...................................................    19
     5.11  Ownership of Properties..................................................    19
     5.12  Investment Company Act...................................................    19
     5.13  Public Utility Holding Company Act.......................................    20
     5.14  Satisfaction of Certain Conditions Precedent.............................    20
     5.15  Existing Indebtedness and Preferred Stock................................    20
     5.16  Citizenship..............................................................    20
     5.17  Concerning the Collateral Vessels........................................    20
     5.18  Collateral Vessel Classification.........................................    20

SECTION 6. Covenants................................................................    20

     6.01  Information Covenants....................................................    20
     6.02  Books, Records and Inspections...........................................    21
     6.03  Corporate Existence......................................................    22
     6.04  Maintenance of Properties; Compliance with Mortgages.....................    22
     6.05  Insurance................................................................    22
     6.06  Payment of Taxes and Other Claims........................................    22
     6.07  Compliance with Statutes, etc............................................    23
     6.08  End of Fiscal Years; Fiscal Quarters.....................................    23
     6.09  Waiver of Stay, Extension or Usury Laws..................................    23
     6.10  Earnings Concentration Account...........................................    23
     6.11  Additional Rig Valuations................................................    24
     6.12  Further Assurances.......................................................    24
     6.13  Limitation on Indebtedness...............................................    24
     6.14  Limitation on Sale/Leaseback Transactions................................    26
     6.15  Limitation on Liens......................................................    26
     6.16  Limitation on Restricted Payments........................................    28
     6.17  Covenant Termination.....................................................    30
     6.18  Limitations on Mergers and Consolidations................................    30
     6.19  Successor Corporation Substituted........................................    31
     6.20  Consolidated Tangible Net Worth..........................................    31
     6.21  Consolidated Interest Coverage Ratio.....................................    31
     6.22  Consolidated Working Capital Ratio.......................................    32
     6.23  Collateral Maintenance...................................................    32
     6.24  Business.................................................................    32
     SECTION 7.  Events of Default..................................................    32
     7.01  Breach of Covenant.......................................................    32
     7.02  Breach of Warranty.......................................................    32
     7.03  Default in Other Agreements..............................................    32

                                     (ii)

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                                                                                      ----
     7.04  Assignment for Benefit of Creditors......................................    32
     7.05  Voluntary Bankruptcy.....................................................    32
     7.06  Involuntary Bankruptcy...................................................    33
     7.07  Market Value of Collateral Vessels.......................................    33
     7.08  Security Documents.......................................................    33
     7.09  Citizenship..............................................................    33
     7.10  Change of Control........................................................    33

SECTION 8. Definitions and Accounting Terms.........................................    34

     8.01  Defined Terms............................................................    34

SECTION 9. The Agents...............................................................    53

     9.01  Appointment..............................................................    53
     9.02  Nature of Duties.........................................................    53
     9.03  Lack of Reliance on the Agent............................................    53
     9.04  Certain Rights of the Agents.............................................    54
     9.05  Reliance.................................................................    54
     9.06  Indemnification..........................................................    54
     9.07  Each Agent in Its Individual Capacity....................................    54
     9.08  Resignation by the Agents................................................    54

SECTION 10. Miscellaneous...........................................................    55

     10.01  Payment of Expenses, etc................................................    55
     10.02  Right of Setoff.........................................................    56
     10.03  Notices.................................................................    56
     10.04  Benefit of Agreement....................................................    57
     10.05  No Waiver; Remedies Cumulative..........................................    58
     10.06  Payments Pro Rata.......................................................    58
     10.07  Computations............................................................    59
     10.08  GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF JURY TRIAL..    59
     10.09  Counterparts............................................................    60
     10.10  Effectiveness...........................................................    60
     10.11  Judgment Currency.......................................................    61
     10.12  Headings Descriptive....................................................    61
     10.13  Survival................................................................    61
     10.14  Amendment or Waiver.....................................................    61

                                     (iii)

Schedule I    Outstanding Letters of Credit
Schedule II   Percentages
Schedule III  Commitment Reduction Schedule
Schedule IV   Existing Indebtedness and Preferred Stock
Schedule V    Collateral Vessel Information

Exhibit A-1   Form of Letter of Credit Request
Exhibit A-2   Form of A Letter of Credit
Exhibit B     Form of Section 3.02(b)(ii) Certificate
Exhibit C-1   Form of Opinion of Randall Stafford, Esq.
Exhibit C-2   Form of Opinion of Benedetti & Benedetti
Exhibit D     Form of Officer's Certificate
Exhibit E     Form of Security Agreement and Assignment of Earnings and
              Insurances
Exhibit F-1   Form of J.W. McLean Mortgage
Exhibit F-2   Form of J.T. Angel Mortgage
Exhibit F-3   Form of Randolph Yost Mortgage
Exhibit F-4   Form of D.R. Stewart Mortgage
Exhibit F-5   Form of George H. Galloway Mortgage
Exhibit G     Form of Compliance Certificate
Exhibit H     Form of Assignment and Assumption Agreement

                                     (iv)

          LETTER OF CREDIT AND REIMBURSEMENT AGREEMENT, dated as of August 31, 2000, among R&B Falcon Corporation, a Delaware corporation (the "Company"), the Banks party hereto from time to time, CREDIT AGRICOLE INDOSUEZ, CREDIT LYONNAIS NEW YORK BRANCH, as Syndication Agent (the "Syndication Agent"), and CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, as Administrative Agent (the "Administrative Agent" and, together with the Syndication Agent, the "Agents" and each, an "Agent") (all capitalized terms used herein and defined in Section 8 are used herein as therein defined).

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, the Company and the Administrative Agent wish to replace that certain Letter of Credit and Reimbursement Agreement, dated as of January 28, 2000 (as amended, modified, replaced and in effect immediately prior to giving effect to this Agreement, the "Existing Letter of Credit Agreement") with this Agreement; and

          WHEREAS, subject to and upon the terms and conditions set forth herein, the Issuing Banks and the other Banks party hereto are willing to make available to the Company the letter of credit facility provided for herein;

          NOW, THEREFORE, the parties hereto agree as follows:

          SECTION 1A.  A Letters of Credit.
                       -------------------

          1A.01  A Letters of Credit.  (a)  Subject to and upon the terms and
                 -------------------
conditions set forth herein, the A Issuing Bank hereby agrees to issue on the Effective Date for the account of the Company, for the benefit of Wilmington Trust Company (or any trustee, agent or other similar representative for Wilmington Trust Company) and in support of the Deepwater Frontier Obligations, an irrevocable single draw standby letter of credit, in the form of Exhibit A-1, in support of such Deepwater Frontier Obligations (such letter of credit issued pursuant to this Section 1A.01 being herein referred to as the "A Letter of Credit"). The A Letter of Credit shall be denominated in Dollars.

          (b) Notwithstanding the foregoing, (i) the A Issuing Bank shall not be under any obligation to issue the A Letter of Credit if at the time of such issuance (x) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the A Issuing Bank from issuing such A Letter of Credit or any requirement of law applicable to the A Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the A Issuing Bank shall prohibit, or request that the A Issuing Bank refrain from, the issuance of letters of credit generally or such A Letter of Credit in particular or shall impose upon the A Issuing Bank with respect to such A Letter of Credit any restriction or reserve or capital requirement (for which the A Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the A Issuing Bank as of the date hereof and which the A Issuing Bank in good faith deems material to it or (y) the A Issuing Bank shall have received notice from any Bank prior to the Effective Date that one or more of the conditions specified in Section 4 are not then satisfied, or that the issuance thereof would violate the requirements of this Section 1A.01(b), (ii) the A Letter of Credit shall be issued in a Stated Amount not to exceed the Total A Commitment as in effect at such time and (iii) the A Letter of Credit shall by its terms terminate on the Maturity Date.

          1A.02  Letter of Credit Participations.  (a)  On the Effective Date,
                 -------------------------------
the A Issuing Bank shall be deemed to have sold and transferred to each Bank with an A Commitment, other than the A Issuing Bank (each such Bank, in its capacity under this Section 1A.02(a), an "A Participant"), and each such A Participant shall be deemed irrevocably and unconditionally to have purchased and received from the A Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such A Participant's A Percentage in the A Letter of Credit, the A Drawing made thereunder (if any) and the obligations of the Company under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.

          (b) Any action taken or omitted to be taken by the A Issuing Bank under or in connection with the A Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for the A Issuing Bank any resulting liability to the Company or any Bank.

          (c) In the event that the A Issuing Bank makes any payment under the A Letter of Credit and the Company shall not have reimbursed such amount in full to the A Issuing Bank pursuant to Section 1A.03(a), the A Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each A Participant, of such failure, and each such A Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the A Issuing Bank the amount of such A Participant's A Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 a.m. (New York time) on any Business Day, any A Participant required to fund a payment under the A Letter of Credit, such A Participant shall make available to the Administrative Agent for the account of such A Issuing Bank in Dollars such A Participant's A Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such A Participant shall not have so made its A Percentage of the amount of such payment available to the Administrative Agent for the account of the A Issuing Bank, such A Participant agrees to pay to the Administrative Agent for the account of the A Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the account of the A Issuing Bank at the overnight Federal Funds Rate. The failure of any A Participant to make available to the Administrative Agent for the account of the A Issuing Bank its A Percentage of any payment under the A Letter of Credit shall not relieve any other A Participant of its obligation hereunder to make available to the Administrative Agent for the account of the A Issuing Bank its A Percentage of the A Letter of Credit on the date required, as specified above, but no A Participant shall be responsible for the failure of any other A Participant to make available to the Administrative Agent for the account of the A Issuing Bank such other A Participant's A Percentage of any such payment.

          (d) Whenever the A Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the A Issuing Bank any payments from the A Participants pursuant to Section 1A.02(c), the A Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall pay to each A Participant which has paid its A Percentage thereof, in Dollars and in same day funds, an amount equal to such A Participant's share (based upon the proportionate aggregate amount originally funded by such A Participant to the aggregate amount funded by all A Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations or, if less, such A Participant's A Percentage of the payment received.

          (e) Upon the request of any A Participant, the A Issuing Bank shall furnish to such A Participant a copy of the A Letter of Credit and such other documentation as may reasonably be requested by such A Participant.

          (f) The obligations of the A Participants to make payments to the Administrative Agent for the account of the A Issuing Bank with respect to the A Letter of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (1)  any lack of validity or enforceability of this Agreement;

          (2) the existence of any claim, setoff, defense or other right which the Company or any of its Subsidiaries may have at any time against a beneficiary named in the A Letter of Credit, any transferee of the A Letter of Credit (or any Person for whom any such transferee may be acting), either Agent, the A Issuing Bank, any A Participant, or any other Person, whether in connection with this Agreement, the A Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company or any of its Subsidiaries and the beneficiary named in the A Letter of Credit);

          (3) any draft, certificate or any other document presented under the A Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

          (4)  the occurrence of any Default or Event of Default.

          1A.03 Agreement to Repay A Letter of Credit Drawings.  (a)  The
                ----------------------------------------------
Company hereby agrees to reimburse the A Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to the A Issuing Bank at such location as may otherwise have been agreed upon by the Company and the A Issuing Bank), for any payment or disbursement made by the A Issuing Bank under the A Letter of Credit (each such amount, so paid until reimbursed, an "A Unpaid Drawing"), on the day immediately succeeding the date the Company is notified of such payment or disbursement to the extent the Company is notified prior to or by 2:00 p.m. (New York time) (or by 12:00 Noon on the second immediately succeeding Business Day to the extent the Company is notified after 2:00 p.m. (New York time)), with interest on the amount so paid or disbursed by the A Issuing Bank accruing from the date of such payment or disbursement to, but excluding, the date the Company reimburses the A Issuing Bank by making a payment to the Administrative Agent at a rate per annum which shall be the Base Rate in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following notice to the Company by the Administrative Agent or the A Issuing Bank of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by the A Issuing Bank (and until reimbursed by the Company) at a rate per annum which shall be the Base Rate in effect from time to time plus 2%, in each such case, with interest to be payable on demand; provided further that the notices to the Company referred to above shall not be required to be given if a Default or an Event of Default under Section 7.04, 7.05 or 7.06 shall have occurred and be continuing and, in such case, interest shall accrue
(x) from the date of the A Drawing to but excluding the third Business Day thereafter, at the Base Rate in effect from time to time and (y) on and after the third Business Day after the date of the A Drawing at the rate provided in the immediately preceding proviso. The A Issuing Bank shall give the Company prompt notice of the A Drawing under the A Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Company's obligations hereunder.

          (b) The obligations of the Company under this Section 1A.03 to reimburse the A Issuing Bank with respect to A Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against the A Issuing Bank, without limitation, any defense based upon the failure of the A Drawing to conform to the terms of the A Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of the A Drawing; provided, however, that the Company shall not be obligated to reimburse the A Issuing Bank for any wrongful payment made by it under the A Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the A Issuing Bank (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          1A.04  Increased Costs.  If at any time after the date of this
                 ---------------
Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the A Issuing Bank or any A Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles in the United States shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the A Issuing Bank or participated in by any A Participant, or (ii) impose on the A Issuing Bank or any A Participant any other conditions relating, directly or indirectly, to this Agreement or the A Letter of Credit; and the result of any of the foregoing is to increase the cost to the A Issuing Bank or any A Participant of maintaining or participating in the A Letter of Credit, or reduce the amount of any sum received or receivable by the A Issuing Bank or any A Participant hereunder or reduce the rate of return on its capital with respect to the A Letter of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the A Issuing Bank or such A Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 10 days of written demand to the Company by the A Issuing Bank or any A Participant (a copy of which demand shall be sent by the A Issuing Bank or such A Participant to the Administrative Agent), the Company shall pay to the A Issuing Bank or such A Participant such additional amount or amounts as will compensate the A Issuing Bank or such A Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The A Issuing Bank or any A Participant, upon determining that any additional amounts will be payable pursuant to this Section 1A.04, will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by the A Issuing Bank or such A Participant (a copy of which certificate shall be sent by the A Issuing Bank or such A Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the A Issuing Bank or such A Participant. The certificate required to be delivered pursuant to this Section 1A.04 shall, absent demonstrable error, be final and conclusive and binding on the Company.

          SECTION 1B.  B Letters of Credit.
                       -------------------

          1B.01  B Letters of Credit.  (a)  Subject to and upon the terms and
                 -------------------
conditions set forth herein, the B Issuing Bank hereby agrees to (i) keep outstanding on the Effective Date the standby letters of credit described on
Schedule I hereto, each of which was issued by the B Issuing Bank pursuant to the Existing Letter of Credit Agreement and remains outstanding on the date hereof and (ii) at any time and from time to time on and after the Effective Date and prior to the tenth Business Day preceding the Maturity Date, following its receipt of a Letter of Credit Request, issue for the account of the Company and for the benefit of any holder (or any trustee, agent or other similar representative for any such holders) of B L/C Supportable Indebtedness of the Company or any of its Subsidiaries (such party to be, upon request of the Company, the account party with respect to any such B Letter of Credit), an irrevocable standby letter of credit, in a form customarily used by the B Issuing Bank or in such other form as has been approved by the B Issuing Bank in support of such B L/C Supportable Indebtedness (each such letter of credit assumed hereunder pursuant to clause (i) above and issued pursuant to clause
(ii) above being herein referred to as a "B Letter of Credit" and, collectively, the "B Letters of Credit" and, together with the A Letter of Credit, the "Letters of Credit"). Each B Letter of Credit listed on Schedule I shall, for purposes of Sections 1B.02 and 2.01, be deemed issued on the Effective Date. Each B Letter of Credit shall be denominated in Dollars.

          (b) Notwithstanding the foregoing, (i) the B Issuing Bank shall not be under any obligation to issue any B Letter of Credit if at the time of such issuance (x) any order, judgment or decree of any governmental authority or arbitrator shall purport by its terms to enjoin or restrain the B Issuing Bank from issuing such B Letter of Credit or any requirement of law applicable to the B Issuing Bank or any request or directive (whether or not having the force of law) from any governmental authority with jurisdiction over the B Issuing Bank shall prohibit, or request that the B Issuing Bank refrain from, the issuance of letters of credit generally or such B Letter of Credit in particular or shall impose upon the B Issuing Bank with respect to such B Letter of Credit any restriction or reserve or capital requirement (for which the B Issuing Bank is not otherwise compensated) not in effect on the date hereof, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to the B Issuing Bank as of the date hereof and which the B Issuing Bank in good faith deems material to it or (y) the B Issuing Bank shall have received notice from any Bank prior to the issuance of such B Letter of Credit of the type described in the penultimate sentence of Section 1B.02(b), (ii) no B Letter of Credit shall be issued the Stated Amount of which, when added to the B Letter of Credit Outstandings (exclusive of B Unpaid Drawings which are repaid on the date of, and prior to the issuance of, the respective B Letter of Credit) at such time would exceed the Total B Commitment as in effect at such time and (iii) each B Letter of Credit shall by its terms terminate on or before the earlier of (x) the date which occurs 12 months after the date of the issuance thereof (although any B Letter of Credit may be extendable for successive periods of up to 12 months, but not beyond the Maturity Date) and (y) the Maturity Date.

          1B.02  Letter of Credit Requests.  (a)  Whenever the Company desires
                 -------------------------
that a B Letter of Credit be issued for its account, the Company shall give the Administrative Agent and the B Issuing Bank at least five Business Days' (or such shorter period as is acceptable to the B Issuing Bank) written notice thereof in the form of a Letter of Credit Request appropriately completed.

          (b) The delivery of each Letter of Credit Request shall be deemed to be a representation and warranty by the Company that such B Letter of Credit may be issued in accordance with, and will not violate the requirements of, Section 1B.01(b) (ii) or (iii). Unless the B Issuing Bank has received notice from any Bank before it issues a B Letter of Credit that one or more of the conditions specified in Section 4 are not then satisfied, or that the issuance of such B Letter of Credit would violate Section 1B.01(b), then the B Issuing Bank shall issue the requested B Letter of Credit for the account of the Company in accordance with the B Issuing Bank's usual and customary practices. Upon its issuance of any B Letter of Credit, the B Issuing Bank shall promptly notify each Bank of such issuance.

          1B.03  Letter of Credit Participations.  (a)  On the Effective Date,
                 -------------------------------
the B Issuing Bank shall be deemed to have sold and transferred to each Bank with a B Commitment, other than the B Issuing Bank (each such Bank, in its capacity under this Section 1B.03(a), a "B Participant"), and each such B Participant shall be deemed irrevocably and unconditionally to have purchased and received from the B Issuing Bank, without recourse or warranty, an undivided interest and participation, to the extent of such B Participant's B Percentage in each B Letter of Credit, each B Drawing made thereunder and the obligations of the Company under this Agreement with respect thereto, and any security therefor or guaranty pertaining thereto.

          (b) Any action taken or omitted to be taken by the B Issuing Bank under or in connection with any B Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision), shall not create for the B Issuing Bank any resulting liability to the Company or any Bank.

          (c) In the event that the B Issuing Bank makes any payment under any B Letter of Credit and the Company shall not have reimbursed such amount in full to the B Issuing Bank pursuant to Section 1B.04(a), the B Issuing Bank shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each B Participant, of such failure, and each such B Participant shall promptly and unconditionally pay to the Administrative Agent for the account of the B Issuing Bank the amount of such B Participant's B Percentage of such unreimbursed payment in Dollars and in same day funds. If the Administrative Agent so notifies, prior to 11:00 a.m. (New York time) on any Business Day, any B Participant required to fund a payment under a B Letter of Credit, such B Participant shall make available to the Administrative Agent for the account of such B Issuing Bank in Dollars such B Participant's B Percentage of the amount of such payment on such Business Day in same day funds. If and to the extent such B Participant shall not have so made its B Percentage of the amount of such payment available to the Administrative Agent for the account of the B Issuing Bank, such B Participant agrees to pay to the Administrative Agent for the account of the B Issuing Bank, forthwith on demand such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Administrative Agent for the account of the B Issuing Bank at the overnight Federal Funds Rate. The failure of any B Participant to make available to the Administrative Agent for the account of the B Issuing Bank its B Percentage of any payment under any B Letter of Credit shall not relieve any other B Participant of its obligation hereunder to make available to the Administrative Agent for the account of the B Issuing Bank its B Percentage of any B Letter of Credit on the date required, as specified above, but no B Participant shall be responsible for the failure of any other B Participant to make available to the Administrative Agent for the account of the B Issuing Bank such other B Participant's B Percentage of any such payment.

          (d) Whenever the B Issuing Bank receives a payment of a reimbursement obligation as to which the Administrative Agent has received for the account of the B Issuing Bank any payments from the B Participants pursuant to clause (c) above, the B Issuing Bank shall pay to the Administrative Agent and the Administrative Agent shall pay to each B Participant which has paid its B Percentage thereof, in Dollars and in same day funds, an amount equal to such B Participant's share (based upon the proportionate aggregate amount originally funded by such B Participant to the aggregate amount funded by all B Participants) of the principal amount of such reimbursement obligation and interest thereon accruing after the purchase of the respective participations or, if less, such B Participant's B Percentage of the payment received.

          (e) Upon the request of any B Participant, the B Issuing Bank shall furnish to such B Participant copies of any B Letter of Credit and such other documentation as may reasonably be requested by such B Participant.

          (f) The obligations of the B Participants to make payments to the Administrative Agent for the account of the B Issuing Bank with respect to the B Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

          (1) any lack of validity or enforceability of this Agreement;

          (2) the existence of any claim, setoff, defense or other right which the Company or any of its Subsidiaries may have at any time against a beneficiary named in a B Letter of Credit, any transferee of any B Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the B Issuing Bank, any B Participant, or any other Person, whether in connection with this Agreement, any B Letter of Credit, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between the Company or any of its Subsidiaries and the beneficiary named in any such B Letter of Credit);

          (3) any draft, certificate or any other document presented under any B Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or

          (4) the occurrence of any Default or Event of Default.

          1B.04  Agreement to Repay B Letter of Credit Drawings.  (a)  The
                 ----------------------------------------------
Company hereby agrees to reimburse the B Issuing Bank, by making payment to the Administrative Agent in immediately available funds at the Payment Office (or by making the payment directly to the B Issuing Bank at such location as may otherwise have been agreed upon by the Company and the B Issuing Bank), for any payment or disbursement made by the B Issuing Bank under any B Letter of Credit (each such amount, so paid until reimbursed, a "B Unpaid Drawing"), on the day immediately succeeding the date the Company is notified of such payment or disbursement to the extent the Company is notified prior to or by 2:00 p.m. (New York time) (or by 12:00 Noon on the second immediately succeeding Business Day to the extent the Company is notified after 2:00 p.m. (New York time)), with interest on the amount so paid or disbursed by the B Issuing Bank accruing from the date of such payment or disbursement to, but excluding, the date the Company reimburses the B Issuing Bank by making a payment to the Administrative Agent at a rate per annum which shall be the Base Rate in effect from time to time; provided, however, to the extent such amounts are not reimbursed prior to 12:00 Noon (New York time) on the third Business Day following notice to the Company by the Administrative Agent or the B Issuing Bank of such payment or disbursement, interest shall thereafter accrue on the amounts so paid or disbursed by the B Issuing Bank (and until reimbursed by the Company) at a rate per annum which shall be the Base Rate in effect from time to time plus 2%, in each such case, with interest to be payable on demand; provided further that the notices to the Company referred to above shall not be required to be given if a Default or an Event of Default under Section 7.04, 7.05 or 7.06 shall have occurred and be continuing and, in such case, interest shall accrue (x) from the date of the respective Drawing to but excluding the third Business Day thereafter, at the Base

Rate in effect from time to time and (y) on and after the third Business Day after the date of the respective B Drawing at the rate provided in the immediately preceding proviso. The B Issuing Bank shall give the Company prompt notice of each B Drawing under any B Letter of Credit issued by it, provided that the failure to give any such notice shall in no way affect, impair or diminish the Company's obligations hereunder.

          (b) The obligations of the Company under this Section 1B.04 to reimburse the B Issuing Bank with respect to B Unpaid Drawings (including, in each case, interest thereon) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Company may have or have had against the B Issuing Bank, including, without limitation, any defense based upon the failure of any B Drawing to conform to the terms of the B Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of such B Drawing; provided, however, that the Company shall not be obligated to reimburse the B Issuing Bank for any wrongful payment made by it under any B Letter of Credit as a result of acts or omissions constituting willful misconduct or gross negligence on the part of the B Issuing Bank.

          1B.05  Increased Costs.  If at any time after the date of this
                 ---------------
Agreement, the introduction of or any change in any applicable law, rule, regulation, order, guideline or request or in the interpretation or administration thereof by any governmental authority charged with the interpretation or administration thereof, or compliance by the B Issuing Bank or any B Participant with any request or directive by any such authority (whether or not having the force of law), or any change in generally accepted accounting principles in the United States shall either (i) impose, modify or make applicable any reserve, deposit, capital adequacy or similar requirement against letters of credit issued by the B Issuing Bank or participated in by any B Participant, or (ii) impose on the B Issuing Bank or any B Participant any other conditions relating, directly or indirectly, to this Agreement or any B Letter of Credit; and the result of any of the foregoing is to increase the cost to the B Issuing Bank or any B Participant of maintaining or participating in any B Letter of Credit, or reduce the amount of any sum received or receivable by the B Issuing Bank or any B Participant hereunder or reduce the rate of return on its capital with respect to B Letters of Credit (except for changes in the rate of tax on, or determined by reference to, the net income or profits of the B Issuing Bank or such B Participant pursuant to the laws of the jurisdiction in which it is organized or in which its principal office or applicable lending office is located or any subdivision thereof or therein), then, within 10 days of written demand to the Company by the B Issuing Bank or any B Participant (a copy of which demand shall be sent by the B Issuing Bank or such B Participant to the Administrative Agent), the Company shall pay to the B Issuing Bank or such B Participant such additional amount or amounts as will compensate the B Issuing Bank or such B Participant for such increased cost or reduction in the amount receivable or reduction on the rate of return on its capital. The B Issuing Bank or any B Participant, upon determining that any additional amounts will be payable pursuant to this Section 1B.05, will give prompt written notice thereof to the Company, which notice shall include a certificate submitted to the Company by the B Issuing Bank or such B Participant (a copy of which certificate shall be sent by the B Issuing Bank or such B Participant to the Administrative Agent), setting forth in reasonable detail the basis for the calculation of such additional amount or amounts necessary to compensate the B Issuing Bank or such B

Participant. The certificate required to be delivered pursuant to this Section 1B.05 shall, absent demonstrable error, be final and conclusive and binding on the Company.

          SECTION 2.  Fees; Reductions of Commitments.
                      -------------------------------

          2.01  Fees.  (a)  The Company agrees to pay to the Administrative
                ----
Agent for distribution to each Bank a commitment commission (the "Commitment Commission") for the period from the Effective Date to and including the Maturity Date (or such earlier date as the Total Commitment shall have been terminated), computed at a rate per annum equal to 1/2 of 1% (or 3/8 of 1% in
                                --- -----
the event that the ratings assigned to the long term senior unsecured Indebtedness of the Company by each of the Rating Agencies are Investment Grade Ratings) on the daily average Unutilized Commitment of such Bank. Accrued Commitment Commission shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date or such earlier date upon which the Total Commitment is terminated.

          (b) The Company agrees to pay to the Administrative Agent for distribution to each Bank which is a Participant with respect to such Letter of Credit (based on their respective Percentages) a fee in respect of each Letter of Credit (the "Letter of Credit Fee"), for the period from and including the date of issuance thereof to but excluding the date of the termination of such Letter of Credit, computed at a rate per annum equal to 2% (or 1-1/2% in the
                                     --- -----
event that the ratings assigned to the long term unsecured Indebtedness of the Company by each of the Rating Agencies are Investment Grade Ratings) on the daily Stated Amount of such Letter of Credit. Accrued Letter of Credit Fees payable with respect to Letters of Credit shall be due and payable quarterly in arrears on each Quarterly Payment Date, and on the Maturity Date.

          (c) The Company agrees to pay directly to the respective Issuing Bank, for its own account, a facing fee in respect of each Letter of Credit issued by it (the "Facing Fee") for the period from and including the date of issuance of such Letter of Credit to and including the date of termination or expiration of such Letter of Credit, computed at a rate per annum equal to 1/5 of 1% on the daily Stated Amount of such Letter of Credit, provided that in any
                                                           --------
event the minimum amount of Facing Fees payable in any twelve-month period for each Letter of Credit shall be $500; it being agreed that, on the day of issuance of any Letter of Credit and on each anniversary thereof prior to the termination or expiration of such Letter of Credit, if $500 will exceed the amount of Facing Fees that will accrue with respect to such Letter of Credit for the immediately succeeding twelve-month period, the full $500 shall be payable on the date of issuance of such Letter of Credit and on each such anniversary thereof. Except as otherwise provided in the proviso to the immediately preceding sentence, accrued Facing Fees shall be due and payable quarterly in arrears on each Quarterly Payment Date and on the Maturity Date.

          (d) The Company hereby agrees to pay directly to the respective Issuing Bank upon each drawing under, and/or amendment of, a Letter of Credit issued by such Issuing Bank such amount as shall at the time of such drawing or amendment be the administrative charge which such Issuing Bank is customarily charging for drawings under, or amendments of, letters of credit issued by it or such alternative amounts as may have been agreed upon in writing by the Company and such Issuing Bank.

         (e) The Company shall pay to each Agent and each Bank, for their respective accounts, such other fees as have been agreed to in writing by the Company and each Agent.

         2.02  Mandatory Reduction of Commitments; Cash Collaterization..  (a)
               --------------------------------------------------------
The Total Commitment shall terminate on the earlier of (i) the Maturity Date and
(ii) unless the Required Banks otherwise consent, the date on which any Change of Control occurs.

         (b) In addition to any other mandatory commitment reductions pursuant to this Section 2.02, on the Business Day following the date of receipt thereof by the Company and/or any of its Subsidiaries of the Cash Proceeds from any Collateral Disposition, the Total Commitment then in effect shall be permanently reduced by an amount equal to the Total Commitment as in effect on the Effective Date multiplied by the percentage set forth on Schedule III hereto adjacent to the name of the Collateral Vessel which is the subject of such Collateral Disposition under the heading "Percentage Reduction".

         (c) To the extent that, by operation Section 2.02(a) or (b), a mandatory commitment reduction results at any time in Excess Outstandings, the Company shall pay to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent pursuant to a cash collateral arrangement satisfactory to the Administrative Agent, as is equal to the aggregate amount of such Excess Outstandings at such time.

          SECTION 3.  Payments; Taxes.
                      ---------------

          3.01  Method and Place of Payment.  Except as otherwise specifically
                ---------------------------
provided herein, all payments under this Agreement shall be made to the Administrative Agent for the account of the respective Issuing Bank or the Banks, as the case may be, not later than 2:00 p.m. (New York time) on the date when due and shall be made in Dollars in immediately available funds at the Payment Office of the Administrative Agent. Whenever any payment to be made hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest shall be payable at the applicable rate during such extension.

          3.02  Net Payments.  (a) All payments made by the Company hereunder
                ------------
will be made without setoff, counterclaim or other defense. All such payments will be made free and clear of, and without deduction or withholding for, any present or future taxes, levies, imposts, duties, fees, assessments or other charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments (but excluding, except as provided in the second succeeding sentence, any tax imposed on or measured by the net income or net profits of a Bank pursuant to the laws of the jurisdiction in which it is organized or in which the principal office or applicable lending office of such Bank is located or any subdivision thereof or therein) and all interest, penalties or similar liabilities with respect thereto (collectively, "Taxes"). If any Taxes are so levied or imposed, the Company agrees to pay the full amount of such Taxes, and such additional amounts as may be necessary so that every payment of all amounts due under this Agreement, after withholding or deduction for or on account of any Taxes, will not be less than the amount provided for herein.

If any amounts are payable in respect of Taxes pursuant to the preceding sentence, then the Company agrees to reimburse each Bank, upon the written request of such Bank, for taxes imposed on or measured by the net income or net profits of such Bank pursuant to the laws of the jurisdiction in which the principal office or applicable lending office of such Bank is located or under the laws of any political subdivision or taxing authority of any such jurisdiction in which the principal office or applicable lending office of such Bank is located and for any withholding of income or similar taxes as such Bank shall determine are payable by, or withheld from, such Bank in respect of such amounts so paid to or on behalf of such Bank pursuant to the preceding sentence and in respect of any amounts paid to or on behalf of such Bank pursuant to this sentence. The Company will furnish to the Agent within 45 days after the date the payment of any Taxes is due pursuant to applicable law certified copies of tax receipts evidencing such payment by the Company. The Company agrees to indemnify and hold harmless each Bank, and reimburse such Bank upon its written request, for the amount of any Taxes so levied or imposed and paid by such Bank.

          (b) Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) for U.S. Federal income tax purposes agrees to deliver to the Company and the Administrative Agent on or prior to the date of this Agreement or, in the case of a Bank that is an assignee or transferee of an interest under this Agreement pursuant to Section 10.04(b) (unless the respective Bank was already a Bank hereunder immediately prior to such assignment or transfer), on the date of such assignment or transfer to such Bank, (i) two accurate and complete original signed copies of Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) (or successor forms) certifying to the Bank's entitlement to a complete exemption from United States withholding tax with respect to payments to be made under this Agreement or (ii) if the Bank is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code and cannot deliver either Internal Revenue Service Form W-8ECI or Form W-8BEN (with respect to a complete exemption under an income tax treaty) pursuant to clause (i) above, (x) a certificate substantially in the form of Exhibit B (any such certificate, a "Section 3.02(b)(ii) Certificate") and (y) two accurate and complete original signed copies of Internal Revenue Service Form W-8BEN (with respect to the portfolio interest exemption)(or successor form) certifying to such Bank's entitlement to a complete exemption from United States withholding tax with respect to payments of interest to be made under this Agreement. In addition, each Bank agrees that from time to time after the date of this Agreement, when a lapse in time or change in circumstances renders the previous certification obsolete or inaccurate in any material respect, it will deliver to the Company and the Administrative Agent two new accurate and complete original signed copies of Internal Revenue Service Form W-8ECI , Form W-8BEN (with respect to the benefits of any income tax treaty) or Form W-8BEN (with respect to the portfolio interest exemption) and a Section 3.02(b)(ii) Certificate, as the case may be, and such other forms as may be required in order to confirm or establish the entitlement of each Bank to a continued exemption from or reduction in United States withholding tax with respect to payments under this Agreement, or it shall immediately notify the Company and the Administrative Agent of its inability to deliver any such Form or Certificate in which case such Bank shall not be required to deliver any such Form or Certificate pursuant to this Section 3.02(b) or (II) in the case of a payment, other than interest, to any Bank described in clause (ii) above, to the extent that such Forms do not establish a complete exemption form withholding of such taxes. Notwithstanding anything to the contrary contained in Section 3.02(a), but subject to Section 10.04(b) and the immediately succeeding sentence, (x) the Company shall be entitled, to the extent it is required to do so by law, to deduct or withhold income or similar taxes imposed by the United States (or any political subdivision or taxing authority thereof or therein) from interest, fees or other amounts payable hereunder for the account of each Bank which is not a United States person (as such term is defined in Section 7701(a)(30) of the Code for U.S. Federal income tax purposes to the extent that each Bank has not provided to the Company U.S. Internal Revenue Service Forms that establish a complete exemption from such deduction or withholding and (y) the Company shall not be obligated pursuant to
Section 3.02(a) hereof to gross-up payments to be made to each Bank in respect of income or similar taxes imposed by the United States if (I) each Bank has not provided to the Company the U.S. Internal Revenue Service Forms required to be provided to the Company pursuant to this Section 3.02(b). Notwithstanding anything to the contrary contained in the preceding sentence or elsewhere in this Section 3.03 and except as set forth in Section 10.04(b), the Company agrees to pay additional amounts and to indemnify each Bank in the manner set forth in Section 3.02(a) (without regard to the identity of the jurisdiction requiring the deduction or withholding) in respect of any amounts deducted or withheld by it as described in the immediately preceding sentence as a result of any changes after the date of this Agreement in any applicable law, treaty, governmental rule, regulation, guideline or order, or in the interpretation thereof, relating to the deducting or withholding of income or similar Taxes.

          (c) If the Company pays any additional amount under this Section 3.02 to any Bank and such Bank determines in its sole discretion that it has actually received or realized in connection therewith any refund or any reduction of, or credit against, its Tax liabilities in or with respect to the taxable year in which the additional amount is paid (a "Tax Benefit"), such Bank shall pay to the Company an amount that such Bank shall, in its sole discretion, determine is equal to the net benefit, after tax, which was obtained by such Bank in such year as a consequence of such Tax Benefit; provided, however, that (i) any Bank may determine, in its sole discretion consistent with the policies of such Bank, whether to seek a Tax Benefit; (ii) any Taxes that are imposed on a Bank as a result of a disallowance or reduction (including through the expiration of any tax credit carryover or carryback of such Bank that otherwise would not have expired) of any Tax Benefit with respect to which such Bank has made a payment to the Company pursuant to this Section 3.02(c) shall be treated as a Tax for which the Company is obligated to indemnify such Bank pursuant to this Section
3.02 without any exclusions or defenses; and (iii) nothing in this Section 3.02(c) shall require such Bank to disclose any confidential information to the Company (including, without limitation, its tax returns).

          SECTION 4.  Conditions Precedent.  The occurrence of the Effective
                      --------------------
Date pursuant to Section 10.10 and the obligation of the Issuing Banks to issue Letters of Credit hereunder, are subject, at the time of such Credit Event (except as otherwise indicated) to the satisfaction of the following conditions:

          4.01  Execution of Agreement.  On or prior to the Effective Date, this
                ----------------------
Agreement shall have been executed and delivered as provided in Section 10.10.

          4.02  Officer's Certificate.  On the Effective Date, the
                ---------------------
Administrative Agent shall have received a certificate dated the Effective Date signed on behalf of the Company by the President, any Executive Vice President or any Vice President of the Company stating that the conditions to the occurrence of the Effective Date have been satisfied on such date.

          4.03  Opinions of Counsel.  On the Effective Date, the Administrative
                -------------------
Agent shall have received, (i) from Randall Stafford, Esq., counsel to the Credit Parties, an opinion addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit C-1 and covering such other matters incident to the transactions contemplated herein as the Administrative Agent and the Required Banks may reasonably request and (ii) from Benedetti & Benedetti, Panamanian counsel to the Company, an opinion addressed to the Administrative Agent and the Banks in substantially the form of Exhibit C-2 and covering such other matters incident to the transactions contemplated herein as the Administrative Agent and the Required Banks may reasonably request.

          4.04  Corporate Documents; Proceedings.   (a)  On the Effective Date,
                --------------------------------
the Administrative Agent shall have received a certificate from the Company, dated the Effective Date, signed by the President, any Executive Vice President or any Vice President of the Company, as the case may be, and attested to by the Secretary or any Assistant Secretary of the Company, as the case may be, in the form of Exhibit D with appropriate insertions, together with copies of the Certificate of Incorporation, By-Laws and resolutions of the Company, and the foregoing shall be acceptable to the Agents in their reasonable discretion.

          (b) All corporate and legal proceedings and all instruments and agreements in connection with the transactions contemplated by the Credit Documents shall be reasonably satisfactory in form and substance to the Agents and the Required Banks, and the Administrative Agent shall have received all information and copies of all documents and papers, including records of corporate proceedings, governmental approvals, good standing certificates and bring-down telegrams or facsimiles, if any, which the Agents reasonably may have requested in connection therewith, such documents and papers where appropriate to be certified by proper corporate or governmental authorities.

          (c) On the Effective Date, the corporate and capital structure of the Company and its Subsidiaries (including, without limitation, the ownership of the Collateral Vessels) shall be reasonably satisfactory to the Agents and the Issuing Banks.

          4.05  Fees, etc.  On the Effective Date, the Company shall have paid
                ----------
to the Agents and the Banks all reasonable costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation payable to the Agents, the Issuing Banks and the Banks to the extent then due.

          4.06  Adverse Change; Approvals; Litigation.  (a)  On or prior to the
                --------------------------------------
Effective Date, nothing shall have occurred (and neither the Agents nor the Banks shall have become aware of any facts, conditions or other information not previously known), which the Agents or the Required Banks reasonably believes could have a Material Adverse Effect on the rights or remedies of either Agent, either Issuing Bank or the Banks, or on the ability of the Company to perform its obligations to either Agent, either Issuing Bank or any Bank, or which the Agents or the Banks reasonably believe could have a Material Adverse Effect.

          (b) On or prior to the Effective Date, all necessary governmental (domestic and foreign) and third party approvals in connection with this Agreement and the other Credit Documents, the transactions contemplated by the Credit Documents and otherwise referred to herein or therein shall have been obtained and remain in effect, and all applicable waiting periods shall have expired without any action being taken by any competent authority which, in the judgment of the Agents, restrains, prevents or imposes materially adverse conditions upon the consummation of the transactions contemplated by this Agreement. Additionally, there shall not exist any judgment, order, injunction or other restraint issued or filed or a hearing seeking injunctive relief or other restraint pending or notified prohibiting or imposing materially adverse conditions upon the transactions contemplated by this Agreement.

          (c) On the Effective Date, no litigation by any entity (private or governmental) shall be pending or threatened with respect to this Agreement or any documentation executed in connection herewith, or which the Agents or the Banks shall determine is reasonably likely to have a Material Adverse Effect.

          4.07  Security Agreement.  On the Effective Date, the Company shall
                ------------------
have duly authorized, executed and delivered the Security Agreement and Assignment of Earnings and Insurances in the form of Exhibit E (as modified, amended or supplemented from time to time in accordance with the terms thereof and hereof, the "Security Agreement") covering all of the Company's present and future interest in the Security Agreement Collateral and the proceeds thereof, together with:

          (a) proper Financing Statements (Form UCC-1) fully executed for filing under the UCC or other appropriate filing offices of each jurisdiction as may be necessary, in the reasonable opinion of the Agents, to perfect the security interests purported to be created by the Security Agreement;

          (b)  certified copies of Requests for Information or Copies (Form UCC-
     11), or equivalent reports, listing all effective financing statements that name the Company and any of its Subsidiaries as debtor and that are filed in the jurisdictions referred to in clause (a) above, together with copies of such other financing statements that name the Company or any of its Subsidiaries as debtor;

          (c) evidence of execution for post-closing filing and recordation of all other recordings and filings of, or with respect to, the Security Agreement as may be necessary, in the reasonable opinion of the Agents, to perfect the security interests intended to be created by the Security Agreement; and

          (d) evidence that all other actions necessary, in the reasonable opinion of the Agents, to perfect and protect the security interests purported to be created by the Security Agreement have been taken.

          4.08  Mortgages; Certificates of Ownership; Searches; Valuation
                ---------------------------------------------------------
Report.  (a) On the Effective Date, the Collateral Agent shall have received the
------
following Mortgages in respect of each of the Collateral Vessels, which Mortgages shall be executed in the forms referred to below, shall be in full force and effect, and shall otherwise be effective to create in favor of the Collateral Agent, for the benefit of the Banks, a legal, valid and enforceable first priority security interest in and lien upon the Collateral Vessels, including, without limitation, a first preferred mortgage on each of the Collateral Vessels (as each such mortgage may be amended, modified and/or supplemented from time to time in accordance with the terms hereof and thereof, individually, a "Mortgage" and collectively the "Mortgages"):

          (i) with respect to the Panama flag offshore drilling vessel, J.W. McLean, Official Number 25384-PEXT-3, substantially in the form of Exhibit F-1;

          (ii) with respect to the Panama flag offshore drilling vessel, J.T. Angel, Official Number 27302-PEXT-3, substantially in the form of Exhibit F-2;

          (iii) with respect to the Panama flag offshore drilling vessel, Randolph Yost, Official Number 27265-PEXT-3, substantially in the form of Exhibit F-3;

          (iv) with respect to the Panama flag offshore drilling vessel, D.R. Stewart, Official Number 26724-PEXT-3, substantially in the form of Exhibit F-4; and

          (v) with respect to the United States flag offshore drilling vessel, George H. Galloway, Official Number 651646, substantially in the form of Exhibit F-5.

          (b)   On the Effective Date, the Collateral Agent shall have received
(i) certificates of ownership showing (or confirmation updating previously reviewed certificates and indicating) the registered ownership of each Collateral Vessel to be as represented in this Agreement and the respective Mortgage with respect to such Collateral Vessel and (ii) the results of maritime registry searches with respect to the Collateral Vessels, indicating no other Liens other than Permitted Liens and otherwise in form and substance reasonably satisfactory to the Collateral Agent.

          (c) On the Effective Date, all actions necessary, desirable or otherwise reasonably requested by the Collateral Agent to provide the Collateral Agent with a legal, valid and enforceable perfected first priority security interest in each of the Collateral Vessels purported to be covered by the Mortgages shall have been taken.

          (d) On the Effective Date, the Collateral Agent shall have received from an Approved Shipbroker a valuation report with respect to each of the Collateral Vessels setting forth the conclusion that the Collateral Vessels have an aggregate Market Value of at least $210,000,000.

          4.09 Insurance Report.  On or prior to the Effective Date, the
               ----------------
Collateral Agent shall have received a detailed report in form and substance reasonably satisfactory to the

Collateral Agent from Aon Risk Services of Texas, Inc. or such other firm of independent maritime insurance brokers reasonably acceptable to the Collateral Agent with respect to the insurance maintained by the Company in connection with the Collateral Vessels, together with a certification from such broker certifying that such insurances (i) are placed with such insurance companies and/or underwriters and/or clubs, in such amounts, against such risks, and in such form, as are normally insured against by similarly situated insureds and as are necessary or advisable for the protection of the Collateral Agent as mortgagee under the Mortgages and (ii) conform with the requirements of the Mortgages.

          SECTION 5. Representations, Warranties and Agreements.  In order to
                     ------------------------------------------
induce the Banks to enter into this Agreement and participate in the Letters of Credit as provided herein, the Company makes the following representations, warranties and agreements, which shall survive the execution and delivery of this Agreement, with the occurrence of the Effective Date being deemed to constitute a representation and warranty that the matters specified in this
Section 5 are true and correct on and as of the Effective Date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date):

          5.01  Corporate Status.  The Company (a) is a duly organized and
                ----------------
validly existing corporation in good standing under the laws of the jurisdiction of its incorporation, (b) has the corporate power and authority to own its property and assets and to transact the business in which it is engaged and presently proposes to engage and (c) is duly qualified and is authorized to do business and is in good standing in each jurisdiction where the ownership, leasing or operation of its property or the conduct of its business requires such qualifications, except for failures to be so qualified which, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          5.02  Corporate Power and Authority.  The Company has the corporate
                -----------------------------
power and authority to execute, deliver and perform the terms and provisions of the Credit Documents to which it is a party and has taken all necessary corporate action to authorize the execution, delivery and performance by it of the Credit Documents to which it is a party. The Company has duly executed and delivered each of the Credit Documents to which it is a party and each of the Credit Documents to which it is a party constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws generally affecting creditors' rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

          5.03  No Violation.  Neither the execution, delivery or performance by
                ------------
the Company of the Credit Documents to which it is a party, nor compliance by it with the terms and provisions hereof or thereof, (a) will contravene any provision of any law, statute, rule or regulation or any order, writ, injunction or decree of any court or governmental instrumentality, the contravention of which could reasonably be expected to have a Material Adverse Effect, (b) will conflict with or result in any breach of any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of the Company or any Subsidiary of the Company pursuant to the terms of any indenture, mortgage, deed of trust, credit agreement or loan agreement, or any other material agreement, contract or instrument, to which the Company or any Subsidiary of the Company is a party or by which it or any of its property or assets is bound or to which it may be subject or (c) will violate any provision of the constituent documents of the Company or any Subsidiary of the Company.

          5.04  Governmental Approvals.  No order, consent, approval, license,
                ----------------------
authorization or validation of, or filing, recording or registration with (except as have been obtained or made on or prior to the Effective Date and which remain in full force and effect on the Effective Date), or exemption by, any governmental or public body or authority, or any subdivision thereof, is required to authorize, or is required in connection with, (i) the execution, delivery and performance of any Credit Documents or (ii) the legality, validity, binding effect or enforceability of any Credit Document.

          5.05  Litigation.  There are no actions, suits or proceedings pending
                ----------
or, to the best of the Company's knowledge, threatened with respect to the Company or any of its Subsidiaries (i) that are likely to have a Material Adverse Effect or (ii) that are reasonably likely to have a material adverse effect on the rights or remedies of the Banks or on the ability of the Company to perform its obligations to them hereunder and under the other Credit Documents to which it is a party.

          5.06  Margin Regulations.  The issuance of any Letter of Credit
                ------------------
hereunder, nor the use of the proceeds thereof, will not violate or be inconsistent with the provisions of Regulation T, U or X of the Board of Governors of the Federal Reserve System and no part of the proceeds of any Letter of Credit will be used to purchase or carry any Margin Stock in violation of Regulation U or to extend credit for the purpose of purchasing or carrying any Margin Stock.

          5.07  Taxes.  All federal income tax returns and all other material
                ------
tax returns required to be filed by the Company or any Subsidiary of the Company in any jurisdiction in which it currently conducts any material part of its business have, in fact, been timely filed, and all material taxes, assessments, fees and other governmental charges upon the Company or any Subsidiary of the Company or upon any of their respective properties, income or franchises, which are shown to be due and payable in such returns have been paid or provisions for the payment thereof has been made except for any taxes which are being contested in good faith and with respect to which adequate reserves have been established. The provisions for taxes on the consolidated financial statements of the Company are adequate in all material respects for all open years, and for its current fiscal period. The Company and each of its Subsidiaries have at all times paid, or have provided adequate reserves (in the good faith judgment of the management of the Company) for the payment of, all material federal, state and foreign income taxes applicable for all prior fiscal years and for the current fiscal year to date. There is no material action, suit, proceeding, investigation, audit, or claim now pending or, to the knowledge of the Company or any of its Subsidiaries, threatened by any authority regarding any taxes relating to the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has entered into an agreement or waiver or been requested to enter into any agreement or waiver extending any statute of limitations relating to the payment or collection of any material tax of the Company or any of its Subsidiaries, or is aware of any circumstances that would cause the taxable years or other taxable periods of the Company or any of its Subsidiaries not to be subject to the normally applicable statute of limitations.

          5.08  ERISA.  The consummation of the transactions provided for in
                -----
this Agreement and compliance by the Company with the provisions hereof will not involve any prohibited transaction within the meaning of ERISA or Section 4975 of the Internal Revenue Code of 1986, as amended. Each Plan complies in all material respects with all applicable statutes and governmental rules and regulations, and (a) no material "reportable event" (as defined in Section 4043 of ERISA) as to which the requirement of notice within 30 days has not been waived has occurred and is continuing with respect to any Plan, and (b) neither the Company nor any ERISA Affiliate has withdrawn from any Plan or Multiemployer Plan or instituted steps to do so where a material withdrawal liability has occurred or will occur. No condition exists or event or transaction has occurred in connection with any Plan which could result in the incurrence by the Company or any ERISA Affiliate of any material liability, fine or penalty. No Plan maintained by the Company or any ERISA Affiliate, nor any trust created thereunder, has incurred any material "accumulated funding deficiency" as defined in Section 302 of ERISA. Neither the Company nor any ERISA Affiliate has any material contingent liability with respect to any post-retirement "employee welfare benefit plan" (as defined in ERISA) except as has been reflected in the Company's Form 10-K.

          5.09  Compliance with Environmental Laws.  The Company is not in
                ----------------------------------
violation of any applicable Federal, state or local laws, statutes, rules, regulations or ordinance relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals to air, water, land or ground water, to the withdrawal or use of ground water, to the use, handling or disposal of polychlorinated biphenyls (PCB's), asbestos or urea formaldehyde, to the treatment, storage, disposal or management of hazardous substances (including, without limitation, petroleum, crude oil or any fraction thereof, or other hydrocarbons), pollutants or contaminants, to exposure to toxic, hazardous or other controlled, prohibited or regulated substances which violation would be reasonably likely to have a Material Adverse Effect. Except as set forth in the Company's Form 10-K, the Company does not know of any liability or class of liability of the Company or any Subsidiary under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (42 U.S.C. Section 9601 et seq.), or the Resource Conservation and Recovery Act of 1976, as amended (42 U.S.C. Section 6901 et seq.) which could reasonably be expected to have a Material Adverse Effect.

          5.10  The Security Documents.  On and after the Effective Date, each
                ----------------------
of the Security Documents creates, as security for the Obligations purported to be secured thereby, a legal, valid and enforceable perfected security interest in and Lien on all right, title and interest of the Company in the Security Agreement Collateral subject thereto, to the extent perfection of a security interest or Lien is governed by Article 8 or Article 9 of the UCC (as defined in the applicable Security Documents), or the Ship Mortgage Act (as defined in the Mortgage covering the George H. Galloway) or Chapter V, Title IV of Book Second of the Code of Commerce and pertinent provisions of the Civil Code and other legislation of the Republic of Panama (with respect to the Collateral Vessels other than the George H. Galloway) and subject to no other Liens, in favor of the Collateral Agent for the benefit of the Banks. No filings or recordings are required in order to perfect the security interest created under any Security Documents except for filings or recordings required in connection with any such Security Document which shall have been made upon or prior to (or are the subject of arrangements, satisfactory to the Agents, for filing on or promptly after the date of) the execution and delivery thereof.

          5.11  Ownership of Properties.  The Company and its Subsidiaries have
                -----------------------
good title, free and clear of all material Liens other than those permitted by
Section 6.07, to all material owned properties of the Company and its Subsidiaries reflected on the consolidated balance sheet of the Company for the fiscal year ended December 31, 1999, except (other than in the case of the Collateral Vessels) as may have been sold in the ordinary course of business.

          5.12  Investment Company Act.  Neither the Company nor any of its
                ----------------------
Subsidiaries is an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

          5.13  Public Utility Holding Company Act.  Neither the Company nor any
                ----------------------------------
of its Subsidiaries is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          5.14  Satisfaction of Certain Conditions Precedent.  The conditions
                --------------------------------------------
precedent specified in Section 4.06 have been satisfied.

          5.15  Existing Indebtedness and Preferred Stock.  Schedule IV sets
                -----------------------------------------
forth a true and complete list of all Indebtedness and Preferred Stock of the Company and each of its Subsidiaries on the Effective Date and which is to remain outstanding after the Effective Date (excluding the Letters of Credit, the "Existing Indebtedness and Preferred Stock"), in each case showing the aggregate principal amount thereof and the name of the respective borrower (or issuer) and any other entity which directly or indirectly guaranteed such debt.

          5.16  Citizenship.  The Company is qualified to own and operate the
                -----------
Collateral Vessels owned by them under the laws of the United States and any other jurisdiction in which such Collateral Vessels are registered.

          5.17  Concerning the Collateral Vessels.  The name, official number,
                ---------------------------------
owner and jurisdiction of registration of each Collateral Vessel is set forth on
Schedule V hereto.

          5.18  Collateral Vessel Classification.  Each Collateral Vessel is
                --------------------------------
classed in the highest class available for vessels of its age and type with the American Bureau of Shipping or another internationally recognized classification society acceptable to the Collateral Agent, free of any conditions or recommendations, other than those permitted under the Mortgage with respect to such Collateral Vessel.

          SECTION 6.  Covenants.  So long as this Agreement is in effect and
                      ---------
until the Commitments have terminated and all Letters of Credit expire or are terminated, and all Unpaid Drawings, together with interest, Fees and other Obligations incurred hereunder are paid in full:

          6.01  Information Covenants.  The Company will furnish to the Banks:
                ---------------------

          (a)   Annual Financial Statements.  Within 90 days after the close of
                ---------------------------
each fiscal year of the Company, the consolidated balance sheet of the Company and its Subsidiaries, as at the end of such fiscal year and the related consolidated statements of operations and of cash flows for such fiscal year, in each case setting forth comparative consolidated figures for the preceding fiscal year, and examined by independent certified public accountants of recognized national standing whose opinion shall not be qualified as to the scope of audit and as to the status of the Company and its Subsidiaries as a going concern, together with a certificate of such accounting firm stating that in the course of its regular audit of the business of the Company, which audit was conducted in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge of any Default or Event of Default which has occurred and is continuing or, if in the opinion of such accounting firm such a Default or Event of Default has occurred and is continuing, a statement as to the nature thereof.

          (b)   Quarterly Financial Statements.  As soon as available and in any
                ------------------------------
event within 45 days after the close of each of the first three quarterly accounting periods in each fiscal year, the consolidated balance sheet of the Company and its Subsidiaries, as at the end of such quarterly period and the related consolidated statements of operations and of cash flows for such quarterly period and for the elapsed portion of the fiscal year ended with the last day of such quarterly period, and in each case setting forth comparative consolidated figures for the related period in the prior fiscal year, all of which shall be unaudited, but certified by the chief financial officer or controller of the Company, subject to changes resulting from audit and normal year-end audit adjustments.

          (c)   Compliance Certifications.  At the time of the delivery of the
                -------------------------
financial statements provided for in Sections 6.01(a) and (b), a compliance certificate from the chief financial officer of the Company in the form of Exhibit G certifying on behalf of the Company that, to such officer's knowledge after due inquiry, no Default or Event of Default has occurred and is continuing or, if any Default or Event of Default has occurred and is continuing, specifying the nature and extent thereof, which certificate shall set forth in reasonable detail the calculations required to establish whether the Company and its Subsidiaries were in compliance with the provisions of Sections 6.20 through 6.23, inclusive, at the end of such fiscal quarter or year, as the case may be.

          (d)   Notice of Default or Litigation.  Promptly, and in any event
                -------------------------------
within (x) three Business Days after the Company obtains knowledge thereof, notice of the occurrence of any event which constitutes a Default or Event of Default which notice shall specify the nature thereof, the period of existence thereof and what action the Company proposes to take with respect thereto and
(y) within ten Business Days after the Company obtains knowledge thereof, notice of the commencement of or any significant development in any litigation or governmental proceeding pending against the Company or any of its Subsidiaries which is likely to have a Material Adverse Effect or is likely to have a material adverse effect on the ability of the Company to perform its obligations hereunder or under any other Credit Document.

          (e)  Insurance Report.  On or within ten days after May 1 of each
               ----------------
year, a report from Aon Risk Services of Texas, Inc. or such other firm of independent maritime insurance broker reasonably acceptable to the Collateral Agent as required by the Mortgages.

          (f)  Annual Rig Valuation Report.  At the time of the delivery of the
               ---------------------------
financial statements provided for in Section 6.01(a), an updated rig valuation report from an Approved Shipbroker setting forth the current Market Value of each Collateral Vessel.

          (g)  Other Information.  From time to time, such other information or
               -----------------
documents (financial or otherwise) as the Administrative Agent may reasonably request.

          6.02 Books, Records and Inspections.  The Company will, and will
               ------------------------------
cause each of its Subsidiaries to, permit, upon reasonable notice to the chief financial officer, controller or any other Authorized Officer of the Company, officers and designated representatives of the Banks, to examine the books of account of the Company and any of its Subsidiaries and discuss the affairs, finances and accounts of the Company and of any of its Subsidiaries with, and be advised as to the same by, its and their officers and independent accountants, all at such reasonable times and intervals and to such reasonable extent as the Banks may reasonably request

          6.03 Corporate Existence.  Subject to Sections 6.15 and 6.16, the
               -------------------
Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership and other existence of each of its Subsidiaries and all rights (charter and statutory) and franchises of the Company and its Subsidiaries, provided that the Company shall not be required to preserve the corporate existence of any Subsidiary of the Company or any such right or franchise if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries taken as a whole and that the loss thereof would not have a Material Adverse Effect and would not have any material adverse effect on the payment and performance of the obligations of the Company under any Credit Document.

          6.04 Maintenance of Properties; Compliance with Mortgages.  (a)  In
               ----------------------------------------------------
addition to any requirements set forth in the Mortgages, the Company shall cause all material properties owned by or leased to the Company or any Subsidiary of the Company or used or held for use in the conduct of its business or the business of any such Subsidiary to be maintained and kept in good condition, repair and working order (reasonable wear and tear and casualty losses excepted) and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly conducted at all times; provided that, except with respect to the Collateral Vessels, nothing in this Section 6.04 shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any such Subsidiary and not disadvantageous in any material respect to the Banks or the Agents.

          (b) Without limiting the generality of Section 6.04(a), the Company will comply with the requirements of the Mortgages, including, without limitation, the requirements regarding operation and maintenance of the Collateral Vessels and insurance.

          6.05 Insurance.  In addition to any requirements set forth in the
               ---------
Mortgages, the Company will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance in such amounts with carriers of such insurance industry ratings, covering such risks and liabilities and with such deductibles or self-insured retentions as are in accordance with normal industry practice for similarly situated insureds.

          6.06 Payment of Taxes and Other Claims.  The Company will pay or
               ---------------------------------
discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries or upon the income, profits or property of the Company or any of its Subsidiaries, and (ii) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a Lien upon the property of the Company or any of its Subsidiaries; provided that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith, and by appropriate proceedings.

          6.07 Compliance with Statutes, etc.  The Company will, and will cause
               ------------------------------
each of its Subsidiaries to, comply with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental bodies, domestic or foreign, in respect of the conduct of its business and the ownership of its property other than those the non- compliance with which would not have a Material Adverse Effect and would not have a material adverse effect on the ability of the Company to perform its obligations under any Credit Document.

          6.08 End of Fiscal Years; Fiscal Quarters.  The Company will, for
               ------------------------------------
financial reporting purposes, cause (i) each of its fiscal years to end on December 31 of each year and (ii) each of its fiscal quarters to end on March 31, June 30, September 30 and December 31 of each year.

          6.09 Waiver of Stay, Extension or Usury Laws.  The Company covenants
               ---------------------------------------
(to the extent that it may lawfully so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law, which would prohibit or forgive the Company from paying all or any portion of the principal of or interest on the Obligations as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Agreement; and (to the extent that they may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to either Agent, but will suffer and permit the execution of every such power as though no such law had been enacted.

          6.10  Earnings Concentration Account.  The Company shall maintain with
                ------------------------------
the Collateral Agent, as agent for the Secured Creditors, an account (Account
No: 0062611902, Account Name: R&B Falcon Concentration Account) maintained at the Collateral Agent's office located at 11 West 42/nd/ Street, 7/th/ Floor, New York, New York 10036 (the "Concentration Account") into which the Earnings of the Company and its Subsidiaries arising from the operation of the Collateral Vessels shall be deposited and maintained as cash collateral in accordance with the terms of the Security Agreement. The Concentration Account shall be under the sole dominion and control of the Collateral Agent, as agent for the Secured Creditors, and the Collateral Agent shall have the sole right to direct withdrawals from the Concentration Account pursuant to the terms of the Security Agreement. All Earnings delivered to, or held by or on behalf of, the Collateral Agent pursuant to the Security Agreement shall be held in the Concentration Account in accordance with the provisions thereof. Funds in the Concentration Account shall be released from time to time to the Company upon the Company's request (which request shall be implied by any withdrawal by the Company of funds from the Concentration Account), unless and until such time as the Administrative Agent, following the occurrence of an Event of Default, requires that said monies be held as security or applied by the Administrative Agent, for the benefit of itself and the Banks, as it may direct, whereafter the Company shall procure such funds and ensure that such funds are held as security or applied in accordance with the directions of the Administrative Agent.

          6.11  Additional Rig Valuations.  At any time as may be requested by
                -------------------------
the Administrative Agent on behalf of the Banks (but in no event in excess of three times in any fiscal year of the Company (without taking into account the right to retain a second Approved Shipbroker in accordance with immediately succeeding sentence)) and at the expense of the Company, the Company shall retain an Approved Shipbroker reasonably satisfactory to the Administrative Agent to supply a written report setting forth the Market Value of each Collateral Vessel at such time. The Company may retain a second Approved Shipbroker of its own choosing at such time and at its own expense to supply a second written report setting forth the Market Value of such Collateral Vessel. Promptly upon receipt thereof, the Administrative Agent shall deliver copies of each such report to the Banks.

          6.12  Further Assurances.  (a) The Company will, and will cause each
                ------------------
of its respective Subsidiaries to, at the expense of the Company, make, execute, endorse, acknowledge, file and/or deliver to the Collateral Agent from time to time such vouchers, invoices, schedules, confirmatory assignments, conveyances, financing statements, transfer endorsements, powers of attorney, certificates, real property surveys, reports and other assurances or instruments and take such further steps relating to the Company's Obligations hereunder which the Collateral Agent may reasonably require.

          (b)   The Company agrees that each action required above by this
Section 6.12 shall be completed as soon as possible, but in no event later than 60 days after such action is requested to be taken by either Agent or the Required Banks, provided that in no event shall the Company be required to take
                --------
any action, other than using its reasonable commercial efforts without any material expenditure, to obtain consents or other actions from third parties with respect to its compliance with this Section 6.12.

          6.13  Limitation on Indebtedness.  (a) The Company will not, and will
                --------------------------
not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, the Company may Incur Indebtedness if the pro forma Consolidated EBITDA Coverage Ratio at the date of such Incurrence exceeds
2.25 to 1.0.

     (b) Notwithstanding clause (a), the following Indebtedness may be incurred:

     (1) Indebtedness of the Company pursuant to one or more Credit Facilities (and the guarantee of such Indebtedness by Restricted Subsidiaries); provided, however, that the aggregate amount of such Indebtedness outstanding at such time shall not exceed $350 million;

     (2) Indebtedness of the Company or a Restricted Subsidiary owed to and held by a Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company; provided however, that any subsequent issuance or transfer of any Capital Stock that results in such Restricted Subsidiary to whom Indebtedness is owed ceasing to be a Restricted Subsidiary or any transfer of such Indebtedness (other than to the Company or another Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness;

     (3) Indebtedness of the Company or any Restricted Subsidiary (other than Indebtedness described in clause (1) or (2) above) (x) outstanding on the Effective Date (including without limitation, the Cliffs Senior Notes) or Incurred pursuant to agreements as in effect on the Effective Date and (y) Indebtedness Incurred in exchange for, or the proceeds of which are used to refund or refinance, any Indebtedness permitted by this clause (3) or permitted by clause (a) above; provided, however, that (i) the principal amount of the Indebtedness so Incurred shall not exceed the principal amount of the Indebtedness so exchanged, refunded or refinanced (plus the amount of reasonable fees and expenses incurred in connection therewith, including any premium or defeasance costs); and (ii) the Indebtedness so Incurred (A) shall not mature prior to the Stated Maturity of the Indebtedness so exchanged, refunded or refinanced and (B) shall have an Average Life equal to or greater than the remaining Average Life of the Indebtedness so exchanged, refunded or refinanced;

     (4) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees in connection with any synthetic lease obligations of Persons Incurred to finance the construction or upgrade of the drillship Deepwater Frontier and the drillship Pathfinder pursuant to agreements governing such obligations;

     (5) Acquired Indebtedness of any Restricted Subsidiary in an aggregate amount not to exceed $300 million, provided that the Company on a pro forma basis could Incur $1.00 of additional Indebtedness pursuant to clause (a) of this covenant;

     (6) Indebtedness of the Company or any Restricted Subsidiary consisting of guarantees, indemnities or obligations in respect of purchase price adjustments in connection with the acquisition or disposition of assets, including, without limitation, shares of Capital Stock;

     (7) The Incurrence by the Company's Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided, however, that if any such Indebtedness ceases to be Non-Recourse Indebtedness of any Unrestricted Subsidiary, subject to the definition of "Unrestricted Subsidiary", such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the Company that was not permitted by this clause (7);

     (8) Obligations of the Company or a Restricted Subsidiary under performance or surety bonds relating to building contracts for the construction of drilling rigs, drillships or similar vessels or contracts for the installation of related equipment;

     (9)  Hedging Obligations; and

     (10) Indebtedness of the Company or any Restricted Subsidiary in an aggregate principal amount which, together with all other Indebtedness of the Company then outstanding (other than Indebtedness permitted by clauses (1) through (9) of this clause (b) or clause (a)) does not exceed $50,000,000.

     (c) Notwithstanding clauses (a) and (b), the Company shall not issue any Indebtedness if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Obligations to at least the same extent as such Subordinated Obligations.

     (d) For purposes of determining compliance with this Section 6.13, (i) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of the above clauses and (ii) an item of Indebtedness may be divided and classified in more than one of the types of Indebtedness described above.

          6.14  Limitation on Sale/Leaseback Transactions.  The Company shall
                ------------------------------------------
not, and shall not permit any Restricted Subsidiary of the Company to, enter into any Sale/Leaseback Transaction with any Person (other than the Company or a Restricted Subsidiary of the Company) unless:

          (a) the Company or such Restricted Subsidiary would be entitled to incur Indebtedness, in a principal amount equal to the Attributable Indebtedness with respect to such Sale/Leaseback Transaction, secured by a Lien on the property subject to such Sale/Leaseback Transaction pursuant to this Section
6.14 without equally and ratably securing the Obligations pursuant to such Section;

          (b) after the Effective Date and within a period commencing six months prior to the consummation of such Sale/Leaseback Transaction and ending six months after the consummation thereof, the Company or such Restricted Subsidiary shall have expended for property used or to be used in the ordinary course of business of the Company and its Restricted Subsidiaries an amount equal to all or a portion of the Net Proceeds of such Sale/Leaseback Transaction and the Company shall have elected to designate such amount as a credit against such Sale/Leaseback Transaction (with any such amount not being so designated to be applied as set forth in clause (c) below); or

          (c) the Company, during the 12-month period after the effective date of such Sale/Leaseback Transaction, shall have applied to the voluntary defeasance or retirement of any Pari Passu Indebtedness an amount equal to the greater of the Net Proceeds of the sale or transfer of the property leased in such Sale/Leaseback Transaction and the fair value, as determined by the Board of Directors of the Company, of such property at the time of entering into such Sale/Leaseback Transaction (in either case adjusted to reflect the remaining term of the lease and any amount expended by the Company as set forth in clause
(b) above), less an amount equal to the principal amount of Pari Passu Indebtedness voluntarily defeased or retired by the Company within such 12-month period and not designated as a credit against any other Sale/Leaseback Transaction entered into by the Company or any Restricted Subsidiary of the Company during such period.

          6.15 Limitation on Liens.  The Company shall not, and shall not
               -------------------
permit any Restricted Subsidiary of the Company to, issue, assume or guarantee any Indebtedness for borrowed money secured by any Lien on any property or asset now owned or hereafter acquired by the Company or such Restricted Subsidiary without making effective provision whereby any and all Obligations then or thereafter outstanding will be secured by a Lien equally and ratably with any and all other obligations thereby secured for so long as any such obligations shall be so secured. Notwithstanding the foregoing, the Company or any Restricted Subsidiary of the Company may, without so securing the Obligations, issue, assume or guarantee Indebtedness for borrowed money secured by the following Liens (Liens described below are herein referred to as "Permitted Liens"):

          (a) Liens existing on the Effective Date or provided for under the terms of agreements existing on the Effective Date;

          (b) Liens on property securing (i) all or any portion of the cost of acquiring, constructing, altering, improving or repairing any property or assets, real or personal, or improvements used or to be used in connection with such property or (ii) Indebtedness incurred by the Company or any Restricted Subsidiary of the Company prior to or within one year after the later of the acquisition, the completion of construction, alteration, improvement or repair or the commencement of commercial operation thereof, which Indebtedness is incurred for the purpose of financing all or any part of the purchase price thereof or construction or improvements thereon;

          (c) Liens securing Indebtedness owed by a Restricted Subsidiary of the Company to the Company or to any other Restricted Subsidiary of the Company;

          (d) Liens on property existing at the time of acquisition of such property by the Company or any of its Restricted Subsidiaries or Liens on the property of any Person existing at the time such Person becomes a Restricted Subsidiary of the Company and, in any case, not incurred as a result of (or in connection with or in anticipation of) the acquisition of such property or such Person becoming a Restricted Subsidiary of the Company, provided that such Liens do not extend to or cover any property or assets of the Company or any of its Restricted Subsidiaries other than the property encumbered at the time such property is acquired by the Company or any of its Restricted Subsidiaries or such Person becomes a Restricted Subsidiary of the Company and, in any case, do not secure Indebtedness with a principal amount in excess of the principal amount outstanding at such time;

          (e) Liens on any property securing (i) Indebtedness incurred in connection with the construction, installation or financing of pollution control or abatement facilities or other forms of industrial revenue bond financing or
(ii) Indebtedness issued or guaranteed by the United States or any State thereof or any department, agency or instrumentality of either;

          (f) any Lien extending, renewing or replacing (or successive extensions, renewals or replacements of) any Lien of any type permitted under clause (a), (b), (d) or (e) above, provided that such Lien extends to or covers only the property that is subject to the Lien being extended, renewed or replaced and that the principal amount of the Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement;

          (g) Liens (exclusive of any Lien of any type otherwise permitted under clauses (a) through (f) above) securing Indebtedness for borrowed money of the Company or any Restricted Subsidiary of the Company in an aggregate principal amount which, together with the aggregate amount of Attributable Indebtedness deemed to be outstanding in respect of all Sale/Leaseback Transactions entered into pursuant to clause (a) of Section 6.14 hereof (exclusive of any such Sale/Leaseback Transactions otherwise permitted under clauses (a) through (f) above), does not at the time such Indebtedness is incurred exceed 15% of the Consolidated Net Worth of the Company (as shown in the most recent audited consolidated balance sheet of the Company and its Restricted Subsidiaries); and

          (h) Liens in favor of the Administrative Agent, for the benefit of the Banks, to secure the Obligations.

          6.16 Limitation on Restricted Payments.  (a)  The Company will not,
               ---------------------------------
and will not permit any Restricted Subsidiary, directly or indirectly, to:

          (1) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company) or to the direct or indirect holders of its Capital Stock, except:

                    (A) dividends or distributions payable solely in its Non-Convertible Capital Stock or in options, warrants or other rights to purchase its Non-Convertible Capital Stock,

                    (B) dividends or distributions payable to the Company or a Restricted Subsidiary, and

                    (C) pro rata dividends or distributions on the Capital Stock of a Restricted Subsidiary held by minority stockholders (including, without limitation, minority stockholders of Arcade Drilling AS, a Norwegian corporation);

          (2) purchase, redeem or otherwise acquire or retire for value any Capital Stock of the Company or of any direct or indirect parent of the Company, or any Restricted Subsidiary (except Capital Stock held by the Company or a Restricted Subsidiary);

          (3) purchase, repurchase, redeem, defease or otherwise acquire or retire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment, any Subordinated Obligations (other than the purchase, repurchase or other acquisition of Subordinated Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition); or

          (4) make any Investment other than a Permitted Investment (any such dividend, distribution, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment being herein referred to as a "Restricted Payment"), if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

          (i) a Default shall have occurred and be continuing (or would result therefrom); or

          (ii) the Company would not be permitted to Incur an additional $1.00 of Indebtedness pursuant to Section 6.13(a) after giving pro forma effect to such Restricted Payment; or

          (iii) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Effective Date would exceed the sum of.

                (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter during which the Securities were originally issued to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

                (B) 100% of the aggregate net proceeds (including the fair market value of non-cash proceeds, which shall be determined in good faith by the Board of Directors of the Company) received by the Company from the issue or sale of its Capital Stock (other than Redeemable Stock or Exchangeable Stock) subsequent to the Effective

     Date (other than an issuance or sale to a Restricted Subsidiary or an employee stock ownership plan or similar trust);

               (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Restricted Subsidiary) subsequent to the Incurrence of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Redeemable Stock or Exchangeable Stock) of the Company (less the amount of any cash, or other property, distributed by the Company upon such conversion or exchange);

               (D) to the extent not otherwise included in Consolidated Net Income, the net reduction in Investments in Unrestricted Subsidiaries resulting from dividends, repayments of loans or advances, or other transfers of assets, in each case to the Company or any Restricted Subsidiary after the Effective Date from any Unrestricted Subsidiary or from the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary (valued in each case as provided in the definition of' Investment), not to exceed in the case of any Restricted Subsidiary the total amount of Investments (other than Permitted Investments) in such Restricted Subsidiary made by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after the Effective Date; and

               (E)  $20 million.

     (b)  The provisions of clause (a) of this Section 6.16 shall not prohibit:

          (1) any purchase or redemption of Capital Stock or Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Redeemable Stock or Exchangeable Stock and other than Capital Stock issued or sold to a Restricted Subsidiary or an employee stock ownership plan); provided, however, that (i) such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments and (ii) the Net Cash Proceeds from such sale shall be excluded from clauses
     (4)(iii)(B) and (4)(iii)(C) of clause (a) of this Section 6.16;

          (2) any purchase or redemption of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company which is permitted to be Incurred pursuant to the provisions of Section 6.13; provided, however, that such purchase or redemption shall be excluded in the calculation of the amount of Restricted Payments; and

          (3) dividends paid within 60 days after the date of declaration if at such date of declaration such dividend would have complied with this provision; provided, however, that at the time of payment of such dividend, no other Default or Event of Default shall have occurred and be continuing (or would result therefrom); provided further, however, that such dividend shall be included in the calculation of the amount of Restricted Payments.

          6.17  Covenant Termination.  In the event that at any time (a) the
                --------------------
ratings assigned to the long term Indebtedness of the Company by each of the Rating Agencies are Investment Grade Ratings and (b) no Default or Event of Default has occurred and is continuing under this Agreement, the Company and its Restricted Subsidiaries will no longer be subject to the provisions of Sections
6.13 and 6.16 (together, the "Suspended Covenants"). In the event that the Company is not subject to the Suspended Covenants for any period of time as a result of the preceding sentence and, subsequently, one or both Rating Agencies withdraws its ratings or downgrades the ratings assigned to the long term Indebtedness of the Company below the required Investment Grade Ratings, then the Company and its Restricted Subsidiaries will again be subject to the Suspended Covenants and compliance with the Suspended Covenants with respect to Restricted Payments made after the time of such withdrawal or downgrade will be calculated in accordance with the provisions of Section 3.02 as if such Section had been in effect during the entire period of time from the date of this Agreement.

          6.18  Limitations on Mergers and Consolidations.  The Company shall
                -----------------------------------------
not consolidate with or merge into any Person, or sell, lease, convey, transfer or otherwise dispose of all or substantially all of its assets to any Person, unless:

          (i) the Person formed by or surviving such consolidation or merger (if other than the Company), or to which such sale, lease, conveyance, transfer or other disposition shall be made (collectively, the "Successor"), is a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and the Successor assumes by an assumption agreement in a form satisfactory to the Administrative Agent all of the obligations of the Company under this Agreement and the Obligations;

          (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction, the resulting, surviving or transferee Person would be able to Incur at least $1.00 of additional Indebtedness pursuant to Section 6.13(a); and

          (iv) the Company shall have delivered to the Administrative Agent an Officers' Certificate and an opinion of counsel, in form and substance satisfactory to the Administrative Agent, each stating that the transaction and such assumption agreement comply with this Agreement.

          6.19  Successor Corporation Substituted.  Upon any consolidation or
                ---------------------------------
merger of the Company, or any sale, lease, conveyance, transfer or other disposition of all or substantially all of the assets of the Company in accordance with Section 6.18 hereof, the Successor formed by such consolidation or into or with which the Company is merged or to which such sale, lease, conveyance, transfer or other disposition or assignment is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under the Credit Documents with the same effect as if such Successor had been named as the Company herein and the predecessor Company, in the case of a sale, conveyance, transfer or other disposition, shall be released from all obligations under the Credit Documents.

          6.20  Consolidated Tangible Net Worth.  The Company shall not permit
                -------------------------------
its Consolidated Tangible Net Worth at any time to be less than $900,000,000 plus (i) 50% of aggregate Consolidated Net Income for each fiscal quarter of the Company ending after the Effective Date, provided that in the event the
                                         --------
Consolidated Net Income for any fiscal quarter of the Company is negative, for purposes of this clause (i) only, Consolidated Net Income for such fiscal quarter shall be deemed to be zero and (ii) 100% of the equity proceeds received pursuant to any equity issuance by the Company and its Subsidiaries after the Effective Date.

          6.21  Consolidated Interest Coverage Ratio.  The Company will not
                ------------------------------------
permit the Consolidated Interest Coverage Ratio for any Test Period ending on the last day of a fiscal quarter of the Company set forth below to be less than the ratio set forth opposite such fiscal quarter below:

          Fiscal Quarter Ending                            Ratio
          ---------------------                            -----

          June 30, 2000                                  0.70:1.00
          September 30, 2000                             0.70:1.00
          December 31, 2000                              0.70:1.00

          March 31, 2001                                 1.25:1.00
          June 30, 2001                                  1.25:1.00
          September 30, 2001                             1.50:1.00
          December 31, 2001                              1.50:1.00
          Thereafter                                     1.75:1.00

          6.22  Consolidated Working Capital Ratio.  The Company shall not
                ----------------------------------
permit its ratio of Consolidated Currents Assets to Consolidated Current Liabilities to be less than 1.50:1.00 at any time.

          6.23  Collateral Maintenance.  (a)  The Company shall not permit the
                ----------------------
Market Value of the Collateral Vessels at any time to be less than 1.75 times the Total Commitment in effect from time to time.

          (b) The Company shall not permit the ownership, management or registry of any of the Collateral Vessels to change at any time prior to the Maturity Date.

          6.24  Business.  The Company will not, and will not permit any of its
                --------
Subsidiaries to, engage in any business other than the businesses engaged in by the Company and its Subsidiaries as of the Effective Date and reasonable extensions thereof.

          SECTION 7.  Events of Default.  If one or more of the following events
                      -----------------
(herein called an "Event of Default") shall occur and be continuing:

          7.01  Breach of Covenant.  The Company fails (i) to pay any Unpaid
                ------------------
Drawing when due; or the Company fails to pay any interest on any Unpaid Drawing or any Fees or other amounts owing to either Agent or any Bank under this Agreement or any other Credit Document when due; or the Company fails to provide cash in an amount equal to the Excess Outstandings at any time in accordance with Section 2.02(c); and, in each case, such failure remains unremedied for five (5) Business Days after notice thereof shall have been given to the Company by either Agent or any Bank or (ii) the Company shall fail to perform or observe any other term or covenant of this Agreement or any other Credit Document binding upon the Company, and, in each case, such failure remains unremedied for thirty (30) days after notice thereof shall have been given to the Company by either Agent or any Bank; or

          7.02  Breach of Warranty.  The representations or warranties made
                ------------------
herein by the Company shall be false in any material respect on the date as of which made; or

          7.03  Default in Other Agreements.  The Company (i) defaults on the
                ---------------------------
payment when due at final maturity of any principal of, or interest on, any other obligation for borrowed money (after giving effect to any applicable grace periods) or (ii) defaults with respect to any other term of any evidence of such obligation for borrowed money or of any loan agreement, mortgage, or indenture relating thereto and in consequence of such default, the maturity of obligations in an amount outstanding of $20,000,000 or more has been (or may be at the election of the holder(s) thereof (either acting individually or together)) accelerated to a date prior to the scheduled maturity thereof (the respective obligations not having been repaid or the respective acceleration not having been rescinded prior to the effective time of acceleration); or

          7.04  Assignment for Benefit of Creditors.  The Company makes an
                -----------------------------------
assignment for the benefit of creditors of all or substantially all of its assets; or

          7.05  Voluntary Bankruptcy.  The Company petitions or applies to any
                --------------------
tribunal for the appointment of a trustee or receiver of the Company or of any substantial part of the assets of the Company or commences any proceeding relating to the Company under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction, whether now or hereafter in effect; or

          7.06  Involuntary Bankruptcy.  Any petition or application is filed,
                ----------------------
or any proceeding is commenced, against the Company of the character described in Section 7.05 above or an order is entered appointing a trustee or receiver, or adjudicating the Company bankrupt or insolvent, or approving the petition in any such proceeding, and such petition, application or proceeding is not dismissed or stayed within 60 days, or such order remains unstayed and in effect for more than 60 days; or

          7.07  Market Value of Collateral Vessels.  At any time the Market
                ----------------------------------
Value of the Collateral Vessels shall cease to equal at least 175% of the Total Commitment as in effect from time to time; or.

          7.08  Security Documents.  At any time and for whatever reason any
                ------------------
Security Document shall cease to be in full force and effect or shall cease to give the Collateral Agent, for the benefit of the Banks, the Liens, rights and privileges purported to be created thereby, superior to and prior to the rights of all third Persons or the Company shall default in the performance or observance of any term, covenant or agreement on its part to be performed or observed pursuant to any Security Document beyond any grace period applicable thereto; or

          7.09  Citizenship.  The Company shall cease to be qualified to own and
                -----------
operate the Collateral Vessels under the laws of the United States or the Republic of Panama, as may be applicable; or

          7.10  Change of Control.  A Change of Control shall occur;
                -----------------

then, and in any such event, and at any time thereafter, if any Event of Default set forth in any clause above shall then be continuing, then, in any such case, the Administrative Agent may (and at the written request of the Required Banks shall) take any or all of the following actions (provided that, if an Event of Default specified in Section 7.04, 7.05 or 7.06 shall occur, the result of which would occur upon the giving of written notice by the Administrative Agent as specified in clause (i) below shall occur automatically without the giving of any such notice): (i) by written notice to the Company, declare all Obligations (including Unpaid Drawings, accrued and unpaid interest and Fees) owing hereunder to be, whereupon the same shall become, forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Company; (ii) terminate the Total Commitment, whereupon the Commitment of each Bank shall terminate and no Letters of Credit shall thereafter be issued (provided that it is understood that any such termination
                      --------
shall not effect the participation of any Bank with respect to any Letter of Credit then outstanding); (iii) terminate any Letter of Credit which may be terminated in accordance with its terms; (iv) direct the Company to pay (and the Company agrees that upon the receipt of such notice or upon the occurrence of an Event or Default specified in Section 7.04, 7.05 or 7.06 it will pay) to the Administrative Agent at the Payment Office such additional amount of cash, to be held as security by the Administrative Agent pursuant to a cash collateral arrangement satisfactory to the Administrative Agent, as is equal to the aggregate Stated Amount of all Letters of Credit then outstanding hereunder; and
(v) exercise all of its rights and remedies under this Agreement.

          SECTION 8.  Definitions and Accounting Terms.
                      --------------------------------

          8.01  Defined Terms.  As used in this Agreement, the following terms
                -------------
shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "A Commitment" shall mean, with respect to each Bank, such Bank's A Percentage of $50,000,000, as the same may be reduced from time to time as a result of (i) assignments pursuant to Section 10.04(b) and/or (ii) the operation of Section 7.

          "A Drawing" shall mean a single payment or distribution made in accordance with the terms of this Agreement, the other Credit Documents and the A Letter of Credit.

          "A Issuing Bank" shall mean Credit Agricole Indosuez.

          "A L/C Supportable Indebtedness" shall mean the Deepwater Frontier Obligations, the support of which is not inconsistent with the policies of the A Issuing Bank.

          "A Letter of Credit" shall have the meaning provided in Section 1A.01(a).

          "A Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of the A Letter of Credit outstanding and (ii) the amount of all A Unpaid Drawings.

          "A Participant" shall have the meaning provided in Section 1A.02(a).

          "A Percentage" of any Bank (or, as the case may be, of any A Participant), at any time shall mean the percentage set forth opposite such Bank's name on Schedule II under the column entitled "A Percentage", as the same may be adjusted from time to time as a result of assignments from time to time effected pursuant to Section 10.04(b).

          "A Unpaid Drawing" shall have the meaning provided for in Section 1A.03(a).

          "Acquired Indebtedness" shall mean, with respect to any specified Person (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "Adjusted EBITDA" shall mean, for any period, (A) the sum of the amounts for such period of (i) Consolidated Net Income, (ii) provisions for taxes based on income, (iii) Consolidated Interest Expense, (iv) amortization or write-off of deferred financing costs to the extent deducted in determining Consolidated Net Income, (v) depreciation expense of the Company and its Subsidiaries, (vi) amortization expense of the Company and its Subsidiaries and
(vii) losses on sales of assets (excluding sales in the ordinary course of business) and other extraordinary losses less (B) the amount for such period of
                                         ----
gains on sales of assets (excluding sales in the ordinary course of business) and other extraordinary gains, all as determined on a consolidated basis in accordance with GAAP.

          "Administrative Agent" shall mean CBK in its capacity as Agent for the Banks hereunder, and shall include any successor to the Administrative Agent appointed pursuant to Section 9.08.

          "Affiliate" shall mean any Person (other than a subsidiary) (i) which directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, the Company, (ii) which beneficially owns or holds 10% or more of any class of the Common Equity of the Company or (iii) 10% or more of the Common Equity (or in the case of a Person which is not a corporation, 10% or more of the equity interest) of which is beneficially owned or held by the Company or a Subsidiary. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of Common Equity, by contract or otherwise.

          "Agents" shall mean, collectively, the Administrative Agent and the Syndication Agent.

          "Agreement" shall mean this Letter of Credit and Reimbursement Agreement, as modified, supplemented or amended from time to time.

          "Approved Shipbroker" shall mean each of the first-class, international, independent, sale-and-purchase shipbrokers of offshore drilling units selected by the Company and reasonably satisfactory to the Administrative Agent.

          "Assignee" shall have the meaning provided in Section 10.04(b).

          "Assignment and Assumption Agreement" shall mean an Assignment and Assumption Agreement substantially in the form of Exhibit H hereto.

          "Attributable Indebtedness" when used with respect to any Sale/Leaseback Transaction, shall mean, as at the time of determination, the present value (discounted at the rate set forth or implicit in the terms of the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended).

          "Authorized Officer" shall mean any senior officer of the Company designated as an Authorized Officer in writing to the Administrative Agent by the Company.

          "Average Life" shall mean, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (i) the sum of the products of numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (ii) the sum of all such payments.

          "B Commitment" shall mean, with respect to each Bank, such Bank's B Percentage of $20,000,000, as the same may be reduced from time to time as a result of (i) assignments pursuant to Section 10.04(b) and/or (ii) the operation of Section 7.

          "B Drawing" shall mean any payment or distribution made in accordance with the terms of this Agreement, the other Credit Documents and any B Letter of Credit.

          "B Issuing Bank" shall mean CBK.

          "B L/C Supportable Indebtedness" shall mean (i) obligations of the Company or its Subsidiaries incurred in the ordinary course of business (other than in respect of Indebtedness for borrowed money), the support of which is not inconsistent with the policies of the B Issuing Bank.

          "B Letter of Credit" shall have the meaning provided in Section 1B.01(a).

          "B Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) the aggregate Stated Amount of all outstanding B Letters of Credit and (ii) the amount of all B Unpaid Drawings.

          "B Participant" shall have the meaning provided in Section 1B.03(a).

          "B Percentage" of any Bank (or, as the case may be, of any B Participant), at any time shall mean the percentage set forth opposite such Bank's name on Schedule II under the column entitled "B Percentage", as the same may be adjusted from time to time as a result of assignments from time to time effected pursuant to Section 10.04(b).

          "B Unpaid Drawing" shall have the meaning provided for in Section 1B.04(a).

          "Bank" shall mean each financial institution listed on Schedule II, as well as any Person which becomes a "Bank" hereunder pursuant to Section 10.04.

          "Base Rate" at any time shall mean the higher of (i) 1/2 of 1% in excess of the Federal Funds Rate and (ii) the Prime Lending Rate.

          "Board of Directors" shall mean the Board of Directors of the Company or any committee thereof duly authorized with respect to any particular matter, to act by or on behalf of the Board of Directors of the Company.

          "Business Day" shall mean any day except Saturday, Sunday and any day which shall be in New York City a legal holiday or a day on which banking institutions are authorized or required by law or other government action to close.

          "Capital Stock" shall mean, with respect to any Person, any and all shares, interests, rights to purchase, warrants or options (whether or not currently exercisable), participations or other equivalents of or interests in (however designated) the equity (which includes, but is not limited to, common stock, preferred stock and partnership and joint venture interests) of such Person (excluding any debt securities that are convertible into, or exchangeable for, such equity).

          "Capitalized Lease Obligation" of any Person shall mean any obligation of such Person to pay rent or other amounts under a lease of property, real or personal, that is required to be capitalized for financial reporting purposes in accordance with GAAP; and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

          "Cash Equivalents" shall mean (i) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentally thereof (provided that the full faith and credit of the United
                        --------
States of America is pledged in support thereof) having maturities of not more than six months from the date of acquisition, (ii) U.S. dollar denominated time deposits, certificates of deposit and bankers' acceptances of (x) any Bank, (y) any domestic commercial bank of recognized standing having capital and surplus in excess of $500,000,000 or (z) any bank (or the parent company of such bank) whose short-term commercial paper rating from Standard & Poor's Corporation ("S&P") is at least A-1 or the equivalent thereof or from Moody's Investors Service, Inc. ("Moody's") is at least P-1 or the equivalent thereof (any such bank, an "Approved Bank"), in each case with maturities of not more than six months from the date of acquisition, (iii) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (i) above entered into with any bank meeting the qualifications specified in clause (ii) above, (iv) commercial paper issued by any Bank or Approved Bank or by the parent company of any Bank or Approved Bank and commercial paper issued by, or guaranteed by, any industrial or financial company with a short-term commercial paper rating of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody's (any such company, an "Approved Company"), or guaranteed by any industrial company with a long term unsecured debt rating of at least A or A2, or the equivalent of each thereof, from S&P or Moody's, as the case may be, and in each case maturing within six months after the date of acquisition and (v) investments in money market funds substantially all of whose assets are comprised of securities of the type described in clauses (i) through (iv) above.

          "Cash Proceeds" shall mean, with respect to any Collateral Disposition, the aggregate cash payments (including any cash received by way of deferred payment pursuant to a note receivable issued in connection with such Collateral Disposition, other than the portion of such deferred payment constituting interest, but only as and when so received) received by the Company from such Collateral Disposition.

          "CBK" shall mean Christiania Bank og Kreditkasse ASA, New York Branch in its individual capacity.

          "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as the same has been amended and may hereafter be amended from time to time, 42 U.S.C. (S)9601 et seq.
                                                          -- ----

          "Change of Control" shall mean (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company or (b) during any period of two consecutive years individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors of the Company then in office.

          "Cliffs Drilling Company" shall mean Cliffs Drilling Company, a Delaware corporation and a wholly-owned subsidiary of the Company.

          "Cliffs Senior Notes" shall mean the $200 million aggregate principal amount of 10 1/4% Senior Notes due 2003 of Cliffs Drilling Company.

          "Collateral" shall mean and include the Collateral Vessels, the Security Agreement Collateral and all other collateral which secures the Obligations pursuant to Security Documents.

          "Collateral Agent" shall mean the Administrative Agent acting as collateral agent for the Secured Creditors pursuant to the Security Documents.

          "Collateral Disposition" shall mean (i) the sale, transfer or other voluntary disposition by the Company to any Person other than the Company of any asset of the Company constituting Collateral or (ii) any Total Loss of any Collateral Vessel.

          "Collateral Vessels" shall mean and include (x) the Panama flag offshore drilling vessels, (i) J.W. MCLEAN, Official Number 25384-PEXT-3, (ii) J.T. ANGEL, Official Number 27302-PEXT-3, (iii) RANDOLPH YOST, Official Number 27265-PEXT-3, and (iv) D.R. STEWART, Official Number 26724-PEXT-3, and (y) the U.S. flag offshore drilling vessel GEORGE H. GALLOWAY, Official Number 651646, in each case as such vessel is further defined in the Mortgage covering such vessel.

          "Commitment" shall mean for each Bank, the sum of such Bank's A Commitment and B Commitment.

          "Commitment Commission" shall have the meaning provided in Section 2.01(a).

          "Common Equity" of any Person shall mean and include all Capital Stock of such Person that is generally entitled (without regard to the occurrence of any contingency) to (i) vote in the election of directors of such Person, or
(ii) if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

          "Company" shall have the meaning provided in the first paragraph hereof.

          "Concentration Account" shall have the meaning provided in Section
6.10.

          "Consolidated Current Assets" shall mean, the current assets of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP, including cash and Cash Equivalents.

          "Consolidated Current Liabilities" shall mean, the current liabilities of the Company and its Subsidiaries determined on a consolidated basis in accordance with GAAP.

          "Consolidated EBITDA Coverage Ratio" as of any date of determination shall mean the ratio of (a) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (b) Consolidated Interest Expense for such four fiscal quarters; provided, however, that (i) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated EBITDA Coverage Ratio is an issuance of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been issued on the first day of such period and the discharge of any other Indebtedness repaid, repurchased, defeased or otherwise discharged with the proceeds of such new Indebtedness as if such discharge had occurred on the first day of such period, (ii) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any asset disposition, the EBITDA for such period shall be reduced by an amount equal to the EBITDA (if positive) directly attributable to the assets which are the subject of such asset disposition for such period, or increased by an amount equal to the EBITDA (if negative), directly attributable thereto for such period, and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such asset dispositions for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Subsidiaries are no longer liable for such Indebtedness after such sale), (iii) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any Person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction causing a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the issuance of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period, and
(iv) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any asset disposition or any Investment that would have required an adjustment pursuant to clause (ii) or (iii) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such asset disposition or Investment occurred on the first day of such period.

          For purposes of this definition, whenever pro forma effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto, and the amount of Consolidated Interest Expense associated with any Indebtedness issued in connection therewith, the pro forma calculations shall be determined in good faith by a responsible financial or accounting officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest of such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Protection Agreement applicable to such Indebtedness if such Interest Rate Protection Agreement has a remaining term in excess of 12 months).

          For purposes of this definition, in the case of the acquisition since the beginning of such period of a drilling rig or drillship (or of a Restricted Subsidiary owning same) by the Company or by a Restricted Subsidiary pursuant to a binding purchase agreement or the delivery since the beginning of such period of a drilling rig or drillship, to the Company or a Restricted Subsidiary pursuant to a binding construction contract if such drilling rig or drillship has been subject for at least one full fiscal quarter to a binding drilling contract constituting a Qualifying Contract, pro forma effect shall be given to the earnings (losses) of such drilling rig or drillship as if such drilling rig or drillship were acquired on the first day of such period, by basing such earnings (losses) on the annualized (x) historical revenues actually earned from such Qualifying Contract and (y) actual expenses related thereto, in each case for each quarter during such period in which the Qualifying Contract was in effect.

          "Consolidated Interest Coverage Ratio" shall mean, for any period, the ratio of Adjusted EBITDA to Consolidated Interest Expense for such period.

          "Consolidated Interest Expense" shall mean, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such interest expense: (i) interest expense attributable to Capitalized Lease Obligations; (ii) amortization of debt discount and debt issuance cost; (iii) capitalized interest; (iv) non-cash interest payments; (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; (vi) net costs under Interest Rate Protection Agreements (including amortization of fees); (vii) dividends in respect of any Redeemable Stock held by Persons other than the Company or a Restricted Subsidiary; (viii) interest expense attributable to deferred payment obligations, and (ix) interest expense on Indebtedness of another Person to the extent that such Indebtedness is guaranteed by the Company or a Restricted Subsidiary.

          "Consolidated Net Income" shall mean, for any period, the net income of the Company and its consolidated subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income (i) any net income of any Person if such Person is not a Restricted Subsidiary, except that (A) the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (iii) below) and (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income, (ii) any net income of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition, (iii) any net income of any Restricted Subsidiary to the extent such Restricted

Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) the net income of Cliffs Drilling Company shall be included notwithstanding the foregoing, (B) the net income of a Restricted Subsidiary shall be included to the extent such net income could be paid to the Company or a Restricted Subsidiary by loans, advances, intercompany transfers, principal repayments or otherwise, (C) the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to another Restricted Subsidiary, to the limitation contained in this clause) and (D) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income, (iv) any gain (but not loss) realized upon the sale or other disposition of any property, plant or equipment of the Company or its consolidated subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person, (v) extraordinary, unusual or nonrecurring charges, (vi) charges relating to the extinguishment of debt obligations of R&B Falcon Holdings, Inc. (f/k/a Falcon Drilling Company, Inc.) and (vii) the cumulative effect of a change in accounting principles.

          "Consolidated Net Worth" of the Company shall mean the consolidated stockholders' equity of the Company and its Subsidiaries, as determined in accordance with GAAP.

          "Consolidated Tangible Net Worth" shall mean, as of the date of any determination thereof, the consolidated stockholders' equity of the Company and its Subsidiaries (less all rights, contracts, good will and other intangible assets of any nature whatsoever to the extent included therein) determined in accordance with GAAP.

          "Credit Document" shall mean and include this Agreement, any Letter of Credit, any Security Document and any other document or agreement executed in connection herewith or therewith.

          "Credit Event" shall mean the issuance of any Letter of Credit.

          "Credit Facilities" shall mean, with respect to the Company or any Restricted Subsidiary, one or more debt facilities or commercial paper facilities (including that which is created pursuant to this Agreement) in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

          "Deepwater Frontier Obligations" shall mean the obligations of the Company under that certain Participation Agreement, dated as of August 31, 1999, among Deepwater

Drilling II L.L.C., Deepwater Investment Trust 1999-A, Wilmington Trust FSB, Wilmington Trust Company, BA Leasing & Capital Corporation, certain other financial institutions party thereto, R&B Falcon Corporation, Conoco Inc., RBF Deepwater Exploration II Inc. and Conoco Development II Inc., relating to the charter of the drillship "Deepwater Frontier" required by the terms of such Participation Agreement to be supported by a letter of credit.

          "Default" shall mean any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

          "Dollars" and the sign "$" shall each mean freely transferable lawful money of the United States.

          "Drawing" shall mean and include each A Drawing and each B Drawing.

          "Earnings" shall have the definition provided in Section 2 of the Security Agreement.

          "EBITDA" for any period shall mean the Consolidated Net Income for such period, plus the following (but without duplication) to the extent deducted in calculating such Consolidated Net Income for such period: (i) income tax expense, (ii) Consolidated Interest Expense, (iii) depreciation expense and (iv) amortization expense.

          "Effective Date" shall have the meaning provided in Section 10.10.

          "Eligible Transferee" shall mean and include a commercial bank financial institution, other "accredited investor" (as defined in Regulation D of the Securities Act) or a "qualified institutional buyer" as defined in Rule 144A of the Securities Act.

          "Environmental Claims" shall mean any and all administrative, regulatory or judicial actions, suits, demands, demand letters, directives, claims, liens, notices of noncompliance or violation, investigations or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief in connection with alleged injury or threat of injury to health, safety or the environment due to the presence of Hazardous Materials.

          "Environmental Law" shall mean any Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guideline, written policy and rule of common law now or hereafter in effect and in each case as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, employee health and safety or Hazardous Materials, including, without limitation, CERCLA; RCRA; the Federal Water Pollution Control Act, 33 U.S.C. (S) 1251 et seq.; the Toxic Substances Control Act, 15 U.S.C. (S) 2601 et seq.; the
     -- ----                                                       -- ----
Clean Air Act, 42 U.S.C. (S) 7401 et seq.;
                                  -- ----
the Safe Drinking Water Act, 42 U.S.C. (S) 3803 et seq.; the Oil Pollution Act
                                                -- ----
of 1990, 33 U.S.C. (S) 2701 et seq.; the Emergency Planning and the Community
                            -- ----
Right-to-Know Act of 1986, 42 U.S.C. (S) 11001 et seq.; the Hazardous Material
                                               -- ----
Transportation Act, 49 U.S.C. (S) 1801 et seq.; the Occupational Safety and
                                       -- ----
Health Act, 29 U.S.C. (S) 651 et seq.; and any state and local or foreign
                              -- ----
counterparts or equivalents, in each case as amended from time to time.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any successor statute of similar import, together with the regulations thereunder, in each case as in effect from time to time.

          "ERISA Affiliate" shall mean any corporation, trade or business that is, along with the Company, a member of a controlled group of corporations or a controlled group of trades or businesses as described in section 414(b) and 414(c) respectively, of the Internal Revenue Code of the United States or
Section 4001 of ERISA.

          "Event of Default" shall have the meaning provided in Section 7.

          "Excess Outstandings" shall mean, at any time, the amount (if any) by which the Letter of Credit Outstandings at such time which exceeds the Total Commitment at such time.

          "Exchangeable Stock" shall mean any Capital Stock which is exchangeable or convertible into another security (other than Capital Stock of the Company which is neither Exchangeable Stock nor Redeemable Stock).

          "Existing Indebtedness and Preferred Stock" shall have the meaning provided in Section 5.15.

          "Existing Letter of Credit Agreement" shall have the meaning provided in the first recital to this Agreement.

          "Facing Fee" shall have the meaning provided in Section 2.01(c).

          "Federal Funds Rate" shall mean, for any period, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal Funds transactions with members of the Federal Reserve System arranged by Federal Funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal Funds brokers of recognized standing selected by the Administrative Agent.

          "Fees" shall mean all amounts payable pursuant to or referred to in
Section 2.01.

          "GAAP" shall mean generally accepted accounting principles as in effect in the United States of America at the time in question provided, however, that the Company shall have the right to elect to calculate compliance with any covenant herein in accordance with generally accepted accounting principles as in effect at the date hereof, if a material change occurs in generally accepted accounting principles after the date hereof which would cause the covenant to be more restrictive than intended at the signing of this Agreement and notice of such election is given to the Administrative Agent.

          "Hazardous Materials" shall mean (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, and radon gas; (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous substances," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or Release of which is prohibited, limited or regulated by any governmental authority.

          "Hedging Obligations" of any Person shall mean the net obligations (not the notional amount) of such Person pursuant to any interest rate swap agreement, foreign currency exchange agreement, interest rate collar agreement, option or futures contract or other similar agreement or arrangement relating to interest rates or foreign exchange rates.

          "Incur" shall mean issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a
            -----------------
Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Subsidiary at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning.

          "Indebtedness" of any Person at any date shall mean, without duplication, (i) all indebtedness of such Person for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), other than standby letters of credit and performance bonds issued by such Person in the ordinary course of business, to the extent not drawn or, to the extent drawn, if such drawing is reimbursed not later than the third Business Day following demand for reimbursement, (iv) all obligations of such Person to pay the deferred and unpaid purchase price of property or services, except trade payables and accrued expenses incurred in the ordinary course of business, (v) all Capitalized Lease Obligations of such Person, (vi) all Indebtedness of others secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person, to the extent of the fair market value of all the assets of such Person subject to such Lien, (vii) all Indebtedness of others guaranteed by such Person to the extent of such guarantee, (viii) Redeemable Stock, valued at its maximum fixed repurchase price, and (ix) all Hedging Obligations of such Person.

          "Interest Rate Protection Agreement" shall mean any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates.

          "Investment" in any Person shall mean any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary," the definition of "Restricted Payment" and the covenant described under the "Limitation on Restricted Payments" covenant, (i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in such Subsidiary at the time of such redesignation less (y) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors of the Company.

          "Investment Grade Rating" shall mean BBB- or above, in the case of S&P (or its equivalent under any successor Rating Categories of S&P), Baa3 or above, in the case of Moody's (or its equivalent under any successor Rating Categories of Moody's), and the equivalent in respect of the Rating Categories of any Rating Agencies substituted for S&P or Moody's.

          "Issuing Banks" shall mean, collectively, the A Issuing Bank and the B Issuing Bank.

          "L/C Supportable Indebtedness" shall mean and include all A L/C Supportable Indebtedness and all B L/C Supportable Indebtedness.

          "Letter of Credit" shall have the meaning provided for in Section 1B.01(a).

          "Letter of Credit Fee" shall have the meaning provided in Section 2.01(b).

          "Letter of Credit Outstandings" shall mean, at any time, the sum of
(i) all A Letter of Credit Outstandings at such time and (ii) all B Letter of Credit Outstandings at such time.

          "Letter of Credit Request" shall mean a Letter of Credit Request substantially in the form of Exhibit A-2.

          "Lien" shall mean, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law. For the purposes of this Agreement, the Company or any Subsidiary of the Company shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capitalized Lease Obligation or other title retention agreement relating to such asset.

          "Margin Stock" shall have the meaning provided in Regulation U.

          "Market Value" shall mean as of any date of calculation the value as of such date of any offshore drilling rig or other vessel provided in the most recent valuation report delivered in connection with Section 4.08(d), Section 6.01(f) and Section 6.11, or in the case two reports have been supplied as of such date, the arithmetic mean of the values provided in such reports.

          "Material Adverse Effect" shall mean a material adverse effect on (i) the business, properties, assets, liabilities, condition (financial or otherwise) or prospects of the Company and its Subsidiaries taken as a whole,
(ii) the ability of the Company to make payments as and when due hereunder, taking into account any applicable notice requirements and grace periods, or
(iii) the validity or enforceability of a material term of this Agreement.

          "Maturity Date" shall mean April 28, 2004.

          "Moody's" shall mean Moody's Investors Service, Inc. and its successors.

          "Mortgages" shall have the meaning provided in Section 4.08(a).

          "Multiemployer Plan" shall have the same meaning as in ERISA.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, shall mean the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Net Proceeds" shall mean, with respect to any Sale/Leaseback Transaction entered into by the Company or any Subsidiary of the Company, the aggregate net proceeds received by the Company or such Subsidiary from such Sale/Leaseback Transaction after payment of expenses, taxes, commissions and similar amounts incurred in connection therewith, whether such proceeds are in cash or in property (valued at the fair market value thereof at the time of receipt, as determined by the Board of Directors of the Company).

          "Non-Convertible Capital Stock" shall mean, with respect to any corporation, any non-convertible Capital Stock of such corporation and any Capital Stock of such corporation convertible solely into non-convertible common stock of such corporation; provided, however,
                           -----------------
that Non-Convertible Capital Stock shall not include any Redeemable Stock or Exchangeable Stock.

          "Non-Recourse Indebtedness" shall mean Indebtedness or that portion of Indebtedness of an Unrestricted Subsidiary as to which neither the Company nor any Restricted Subsidiary (i) provides credit support including any undertaking, agreement or instrument which would constitute Indebtedness; or (ii) is directly or indirectly liable for such Indebtedness.

          "Notice Office" shall mean the office of the Administrative Agent located at 11 West 42/nd/ Street, 7/th/ Floor, New York, New York 10036,
Attention: Hans Chr. Kjelsrud, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Obligations" shall mean all amounts owing to the Agents, the Collateral Agent, the Issuing Banks or any Bank pursuant to the terms of this Agreement or any other Credit Agreement.

          "Pari Passu Indebtedness" shall mean any Indebtedness of the Company, whether outstanding on the Effective Date or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness shall be subordinated in right of payment to the Obligations.

          "Participant" shall mean and include each A Participant and each B Participant, or any of them as the context requires.

          "Payment Office" shall mean the office of the Administrative Agent located at 11 West 42/nd/ Street, 7/th/ Floor, New York, New York 10036, or such other office as the Administrative Agent may hereafter designate in writing as such to the other parties hereto.

          "Percentage" of any Bank (or, as the case may be, of any Participant), at any time shall mean and include the A Percentage of such Bank and the B Percentage of such Bank.

          "Permitted Investments" shall mean (i) certificates of deposit, bankers acceptances, time deposits, Eurocurrency deposits and similar types of Investments routinely offered by commercial banks with final maturities of one year or less issued by commercial banks having capital and surplus in excess of $100 million, (ii) commercial paper issued by any corporation, if such commercial paper has credit ratings of at least "A-1" by S&P and at least "P-1" by Moody's, (iii) U.S. Government Obligations with a maturity of four years or less, (iv) repurchase obligations for instruments of the type described in clause (iii), (v) shares of money market mutual or similar funds having assets in excess of $100 million, (vi) payroll advances in the ordinary course of business, (vii) other advances and loans to officers and employees of the Company or any Restricted Subsidiary, so long as the aggregate principal amount of such advances and loans does not exceed $1,000,000 at any one time outstanding, (viii) Investments in any Person in the form of a capital contribution the Company's common stock, (ix) Investments made by the Company in its Restricted Subsidiaries (or any Person that will be a Restricted

Subsidiary as a result of such Investment) or by a Restricted Subsidiary in the Company or in one or more Restricted Subsidiaries (or any Person that will be a Restricted Subsidiary as a result of such Investment), (x) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any Restricted Subsidiary as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any Restricted Subsidiary, in each case as to debt owing to the Company or any Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary, (xi) Investments made in exchange for Indebtedness permitted by clauses (b)(4) and (b)(5) of Section 6.13, (xii) Investments in the capital stock of Navis ASA, a Norwegian corporation, in exchange for cash and non-cash assets (the fair market value of which shall be determined in good faith by the Board of Directors of the Company), in an aggregate amount not to exceed $50 million at any time outstanding, (xiii) Investments consisting of the redesignation of the Subsidiary owning or operating the drillships Deepwater Millennium or Deepwater Frontier as an Unrestricted Subsidiary, or the contribution, transfer or other disposition of the drillships Deepwater Millennium and Deepwater Frontier and related equipment and assets (including any drilling contract) by the Company or any Restricted Subsidiary to a Person other than a Restricted Subsidiary, in connection with the refinancing of the Indebtedness Incurred to finance the construction of such drillships, (xiv) Investments in a Person other than a Restricted Subsidiary for the purpose of financing the construction or upgrade prior to delivery of the drillship Deepwater Frontier, the drillship Deepwater Millennium or the semisubmersible Deepwater Horizon pursuant to the terms of applicable construction and equipment installation agreements and (xv) Investments in a Person other than a Restricted Subsidiary for the purpose of financing the construction or upgrade of new drilling rigs, drillships or similar vessels and related equipment, in an aggregate amount not to exceed at any time outstanding (A) $100 million less (B) the aggregate amount of all payments actually made pursuant to paragraph (xiv) of this definition that represent payments for amounts in excess of the Company's estimated costs for the vessels referred to therein, as in effect on the Effective Date; provided,
                                                                     ---------
however, that at the time of such Investment, the Company or such Person has
-------
entered into a Qualifying Contract with respect thereto.

          "Permitted Liens" shall have the meaning provided in Section 6.15.

          "Person" shall mean an individual, partnership, corporation, trust or unincorporated organization, and a government or agency or political subdivision thereof.

          "Plan" shall mean at any time an employee pension benefit plan of the Company or any of its Subsidiaries or an ERISA Affiliate which is covered by Title IV of ERISA.

          "Preferred Stock", as applied to the Capital Stock of any corporation, shall mean Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such corporation, over shares of Capital Stock of any other class of such corporation.

          "Prime Lending Rate" shall mean the rate which CBK announces from time to time as its prime lending rate, the Prime Lending Rate to change when and as such prime lending rate changes. The Prime Lending Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. CBK may make commercial loans or other loans at rates of interest at, above or below the Prime Lending Rate.

          "Qualifying Contract" with respect to a drilling rig, drillship or similar vessel shall mean a contract for the use thereof (i) between the Company or a Restricted Subsidiary or, for the purpose of the definition of "Permitted Investments," a Person other than a Restricted Subsidiary and a counterparty that, as certified in an officers' certificate delivered to the Administrative Agent in connection therewith, is either generally recognized in the offshore drilling industry as a major oil company or has an investment grade rating on its long-term debt from Moody's or S&P's, (ii) having a minimum term of two years and (iii) containing a minimum day rate for such drilling rig, drillship or similar vessel.

          "Quarterly Payment Date" shall mean the last Business Day of each January, April, July and October occurring after the Effective Date.

          "Rating Agencies" shall mean (a) S&P and Moody's or (b) if S&P or Moody's or both of them are not making ratings of the Securities publicly available, a nationally recognized U.S. rating agency or agencies, as the cases may be, selected by the Company, which will be substituted for S&P or Moody's or both, as the case may be.

          "Rating Categories" shall mean (i) with respect to S&P, any of the following categories (any of which may include a "+" or "-" ): AAA, AA, A, BBB, BB, B, CCC, CC, C and D (or equivalent successor categories), (ii) with respect to Moody's, any of the following categories (any of which may include a " 1," "2" or "3"): Aaa, Aa, A, Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories) and (iii) the equivalent of any such categories of S&P or Moody's used by another Rating Agency, if applicable.

          "RCRA" shall mean the Resource Conservation and Recovery Act, as the same has been and may hereafter be amended from time to time, 42 U.S.C.
(S)6901 et seq.
        -- ----

          "Redeemable Stock" shall mean any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date on which the Securities of such series mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Redeemable Stock solely because the holders thereof have the right to require the Company to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Redeemable Stock if the terms of such Capital Stock provide that the Company may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 6.13.

          "Regulation D" shall mean Regulation D of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof establishing reserve requirements.

          "Regulation T" shall mean Regulation T of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation U" shall mean Regulation U of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Regulation X" shall mean Regulation X of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

          "Release" shall mean the active or passive disposing, discharging, injecting, spilling, pumping, leaking, leaching, dumping, emitting, escaping, emptying, pouring, seeping, migrating or the like, into or upon any land or water or air, or otherwise entering into the environment.

          "Required Banks" shall mean, at any time, those Banks whose Percentages exceed in the aggregate, 50%.

          "Restricted Payment" shall have the meaning provided in Section 6.16(a)(4).

          "Restricted Subsidiary" shall mean any Subsidiary other than an Unrestricted Subsidiary.

          "S&P" shall mean Standard & Poor's Rating Service, a division of the McGraw-Hill Companies, Inc., and its successors.

          "Sale/Leaseback Transaction" shall mean any arrangement with any Person providing for the leasing by the Company or any Subsidiary of the Company, for a period of more than three years, of any real or tangible personal property, which property has been or is to be sold or transferred by the Company or such Subsidiary to such Person in contemplation of such leasing.

          "Section 3.02(b)(ii) Certificate" shall have the meaning provided in
Section 3.02(b)(ii).

          "Secured Creditors" shall have the meaning assigned that term in the respective Security Documents.

          "Securities" shall mean, collectively, the Company's (i) 9 1/8% Series A Senior Notes due 2003, (ii) 9 1/2% Series A Senior Notes due 2008, (iii) 9 1/8% Series B Senior Notes due 2003 and (iv) 9 1/2% Series B Senior Notes, in each case issued pursuant to that certain Indenture, dated as of December 22, 1998, between the Company and Chase Bank of Texas, National Association, as Trustee.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder as from time to time in effect.

          "Security Agreement" shall have the meaning provided in Section 4.07.

          "Security Agreement Collateral" shall mean the "Collateral" as defined in the Security Agreement.

          "Security Documents" shall mean and include the Security Agreement and each Mortgage.

          "Stated Amount" of each Letter of Credit shall, at any time, mean the maximum amount available to be drawn thereunder (in each case determined without regard to whether any conditions to drawing could then be met).

          "Stated Maturity" shall mean, with respect to any security, the date specified in such security as the fixed date on which the principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

          "Subordinated Obligation" shall mean any Indebtedness of the Company (whether outstanding on the date hereof or hereafter incurred) which is subordinate or junior in right of payment to the Obligations.

          "Subsidiary" shall mean, with respect to any Person (i) any corporation of which more than 50% of the total voting power of all classes of the Common Equity is owned by such Person directly or through one or more other Subsidiaries of such Person, and (ii) any entity other than a corporation at least a majority of the Common Equity of which is owned by such Person directly or through one or more other Subsidiaries of such Person.

          "Successor" shall have the meaning provided in Section 6.18(i).

          "Suspended Covenants" shall have the meaning provided in Section 6.17.

          "Syndication Agent" shall have the meaning provided in the first paragraph of this Agreement.

          "Tax Benefit" shall have the meaning provided in Section 3.02(c).

          "Taxes" shall have the meaning provided in Section 3.02.

          "Test Period" shall mean each period of four consecutive fiscal quarters of the Company then last ended (in each case taken as one accounting period).

          "Total A Commitment" shall mean, at any time, the sum of the A Commitments of each of the Banks at such time.

          "Total B Commitment" shall mean, at any time, the sum of the B Commitments of each of the Banks at such time.

          "Total Commitment" shall mean, at any time, the aggregate amount of the Commitments of all of the Banks.

          "Total Loss" shall mean any "Total Loss" as defined in any Mortgage.

          "U.S. Government Obligations" shall mean direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

          "United States" and "U.S." shall each mean the United States of America.

          "Unpaid Drawing" shall mean and include each A Unpaid Drawing and each B Unpaid Drawing.

          "Unrestricted Subsidiary" shall mean (i) any Subsidiary of the Company that at the time of determination will be designated an Unrestricted Subsidiary by the Board of Directors of the Company as provided below and (ii) any Subsidiary of an Unrestricted Subsidiary.

          The Board of Directors of the Company may designate any Subsidiary of the Company as an Unrestricted Subsidiary so long as (1) it has no Indebtedness other than Non-Recourse Indebtedness; provided, however, that notwithstanding
                                      --------  -------
any other provision of this Agreement, a Subsidiary shall not fail to constitute an Unrestricted Subsidiary by reason of (A) the guarantee by the Company or a Restricted Subsidiary in connection with synthetic lease obligations Incurred to finance the construction or upgrade of drilling rigs, drillships or similar vessels; and (B) obligations of the Company or a Restricted Subsidiary relating to Indebtedness of an Unrestricted Subsidiary if such Indebtedness constituted a Permitted Investment or a Restricted Payment permitted by the "Limitation on Restricted Payments" covenant at the time of its Incurrence or at the time of designation of such Subsidiary as an Unrestricted Subsidiary; and (2) after giving effect thereto, such designation was permitted by the "Limitation on Restricted Payments" covenant.

          Any such designation by the Board of Directors of the Company shall be evidenced to the Trustee by filing a resolution of the Board of Directors with the Trustee giving effect to such designation. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation, (x) no Default or Event of Default shall have occurred and be continuing and (y) the Company could Incur $1.00 of additional Indebtedness under Section 6.13(a).

          "Unutilized Commitment" shall mean, for each Bank at any time, the excess of the Commitment of such Bank at such time over such Bank's Percentage of Letter of Credit Outstandings at such time.

          "Voting Stock" shall mean, with respect to any corporation, the outstanding stock of all classes (or equivalent interests) which ordinarily, in the absence of contingencies, entitles holders thereof to vote for the election of directors (or Persons performing similar functions) of such corporation, even though the right so to vote has been suspended by the happening of such a contingency.

          SECTION 9.  The Agents.
                      ----------

          9.01  Appointment.  The Banks hereby designate Christiania Bank og
                -----------
Kreditkasse ASA, New York Branch as Administrative Agent (for purposes of this
Section 9 and Section 10.01(a) the term "Administrative Agent" also shall include CBK in its capacity as Collateral Agent pursuant to the Security Documents) to act as specified herein and in the other Credit Documents. The Banks hereby designate Credit Lyonnais New York Branch as Syndication Agent to act as specified herein and in the other Credit Documents. Each Bank hereby irrevocably authorizes each Agent to take such action on its behalf under the provisions of this Agreement, the other Credit Documents and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder as are specifically delegated to or required of such Agent by the terms hereof and such other powers as are reasonably incidental thereto. Each Agent may perform any of its duties hereunder by or through its respective officers, directors, agents or employees.

          9.02  Nature of Duties.  No Agent shall have any duties or
                ----------------
responsibilities except those expressly set forth in this Agreement and the other Credit Documents. No Agent nor any of its officers, directors, agents or employees shall be liable for any action taken or omitted by it or them hereunder or under any other Credit Document or in connection herewith, unless caused by its or their gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision). The duties of each Agent shall be mechanical and administrative in nature; no Agent shall not have by reason of this Agreement or any other Credit Document a fiduciary relationship in respect of any Bank; and nothing in this Agreement or in any other Credit Document, expressed or implied, is intended to or shall be so construed as to impose upon either Agent any obligations in respect of this Agreement except as expressly set forth herein.

          9.03  Lack of Reliance on the Agent.  Independently and without
                -----------------------------
reliance upon either Agent, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial condition and affairs of the Company and its Subsidiaries in connection with the continuance of the Letters of Credit and the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of the Company and its Subsidiaries and, except as expressly provided in this Agreement, neither Agent shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto. Neither Agent shall be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, perfection, collectibility, priority or sufficiency of this Agreement or any other Credit Documents or the financial condition of the

Company or any of its Subsidiaries or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of this Agreement or any other Credit Document, or the financial condition of the Company or any of its Subsidiaries or the existence or possible existence of any Default or Event of Default.

          9.04  Certain Rights of the Agents.  If either Agent shall request
                ----------------------------
instructions from the Banks with respect to any act or action (including failure to act) in connection with this Agreement or any other Credit Document, such Agent shall be entitled to refrain from such act or taking such action unless and until such Agent shall have received instructions from all of the Banks, and such Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against such Agent as a result of such Agent acting or refraining from acting hereunder in accordance with the instructions of one or more of the Banks.

          9.05  Reliance.  Each Agent shall be entitled to rely, and shall be
                --------
fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other document or telephone message signed, sent or made by any Person that such Agent believed to be the proper Person, and, with respect to all legal matters pertaining to this Agreement and any other Credit Document and its duties hereunder and thereunder, upon advice of counsel selected by such Agent.

          9.06  Indemnification.  To the extent either Agent (or any Affiliate
                ---------------
thereof) is not reimbursed and indemnified by the Company, each Bank will reimburse and indemnify such Agent, in proportion to its respective Percentage, for and against any and all liabilities, obligations, losses, damages, penalties, claims, actions, judgments, costs, expenses or disbursements of whatsoever kind or nature which may be imposed on, asserted against or incurred by such Agent (or any Affiliate thereof) in performing its duties hereunder or in any way relating to or arising out of this Agreement or any other Credit Document; provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable decision).

          9.07  Each Agent in Its Individual Capacity.  Each Agent shall have
                -------------------------------------
the rights and powers specified herein for a "Bank" and may exercise the same rights and powers as though it were not performing the duties specified herein; and the term "Banks," "Issuing Bank," or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity. Each Agent may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with, the Company or any Affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with this Agreement or any other Credit Document and otherwise without having to account for the same to the Banks.

          9.08  Resignation by the Agents.  (a)  The Administrative Agent may
                -------------------------
resign from the performance of all its functions and duties hereunder at any time by giving 15 Business Days' prior written notice to the Company and the Banks. In the case of the resignation by the Administrative Agent, such resignation shall take effect upon the appointment of a successor Administrative Agent pursuant to clauses (b) and
(c) below or as otherwise provided below.

          (b) Upon any such notice of resignation by the Administrative Agent, the Banks shall appoint a successor Administrative Agent hereunder who shall be a commercial bank or trust company reasonably acceptable to the Company.

          (c) If a successor Administrative Agent shall not have been so appointed within such 15 Business Day period, the Administrative Agent, with the consent of the Company, shall then appoint a successor Administrative Agent who shall serve as Agent hereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided in clause (b) above.

          (d) If no successor Administrative Agent has been appointed pursuant to clause (b) or (c) above by the 20th Business Day after the date such notice of resignation was given by the Administrative Agent, the Administrative Agent's resignation shall become effective and the Banks shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Banks appoint a successor Administrative Agent as provided in clause (b) above.

          (e) The Syndication Agent may, upon five Business Days' notice to the Company, the Administrative Agent and the Banks resign at any time (effective upon the fifth Business Day after the giving of such notice).

          (f) Upon a resignation of either Agent pursuant to this Section 9.08, such Agent shall remain indemnified to the extent provided in this Agreement and the other Credit Documents and the provisions of this Section 9 shall continue in effect for the benefit of such Agent for all of its actions and inactions while serving as such Agent.

          SECTION 10.  Miscellaneous.
                       -------------

          10.01 Payment of Expenses, etc.  The Company shall:  (i) whether or
                -------------------------
not the transactions herein contemplated are consummated, pay all reasonable out-of-pocket costs and expenses of each Agent (including, without limitation, the reasonable fees and disbursements of White & Case LLP and Royston, Rayzor, Vickery & Williams, L.L.P.) in connection with the preparation, execution and delivery of this Agreement and any other Credit Document and the documents and instruments referred to herein and therein and any amendment, waiver or consent relating hereto, of each Agent in connection with its syndication efforts with respect to this Agreement and of each Agent and each of the Banks in connection with the enforcement of this Agreement and any other Credit Document and the documents and instruments referred to herein (including, without limitation, the reasonable fees and disbursements of counsel for each Agent and for each of the Banks (including the allocated costs of internal counsel, although no Bank shall be entitled to reimbursement for the fees and disbursements of both external counsel and internal counsel)); (ii) pay and hold each of the Banks harmless from and against any and all present and future stamp, documentary, value added, sales and use, property excise and other similar taxes with respect to (x) the foregoing matters, (y) any payment under this Agreement or any other Credit Document or under a Letter of Credit or (z) the enforcement of this Agreement or any other Credit Document or a Letter of Credit and save each of the Banks harmless from and against any and all liabilities with respect to or resulting from any delay or omission (other than to the extent attributable to such Bank) to pay such taxes; and (iii) indemnify each Agent, the Collateral Agent, the Issuing Banks and each Bank, and each of their respective officers, directors, employees, representatives and agents from and hold each of them harmless against any and all liabilities, obligations (including removal or remedial actions), losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements (including reasonable attorneys' and consultants' fees and disbursements) incurred by, imposed on or assessed against any of them as a result of, or arising out of, or in any way related to, or by reason of, (a) any investigation, litigation or other proceeding (whether or not either Agent, the Collateral Agent, the Issuing Banks or any Bank is a party thereto) related to the entering into and/or performance of this Agreement or any other Credit Document, or the use of any Letter of Credit or the consummation of any transactions contemplated herein or the exercise of any of their rights or remedies provided herein, or (b) the actual or alleged presence of Hazardous Materials in the air, surface water or groundwater or on the surface or subsurface of any real property owned or operated by the Company or any of its Subsidiaries, the generation, storage, transportation, handling or disposal of Hazardous Materials at any location, whether or not owned or operated by the Company or any of its Subsidiaries, the noncompliance of any real property with foreign, federal, state and local laws, regulations, and ordinances (including applicable permits thereunder) applicable to any real property, or any Environmental Claim asserted against the Company, any of its Subsidiaries or any real property owned or operated by the Company or any of its Subsidiaries, including, in each case, without limitation, the reasonable fees and disbursements of counsel and other consultants incurred in connection with any such investigation, litigation or other proceeding (but excluding any liabilities, obligations, losses, damages, penalties, claims, actions, judgments, suits, costs, expenses and disbursements to the extent incurred by reason of the gross negligence or willful misconduct of the Person to be indemnified (as determined by a court of competent jurisdiction in a final and non-appealable decision)). To the extent that the undertaking to indemnify, pay or hold harmless the Agents, the Collateral Agent, the Issuing Banks or any Bank set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, the Company shall make the maximum contribution to the payment and satisfaction of each of the indemnified liabilities which is permissible under applicable law.

          10.02  Right of Setoff.  In addition to any rights now or hereafter
                 ---------------
granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default, each Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or other notice of any kind to the Company or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held or owing by such Bank (including, without limitation, by branches and agencies of such Bank wherever located) to or for the credit or the account of the Company against and on account of the Obligations and liabilities of the Company to such Bank under this Agreement or any other Credit Document, including, without limitation, all interests in Obligations purchased by such Bank pursuant to

Section 10.06(b), and all other claims of any nature or description arising out of or connected with this Agreement or any other Credit Document, irrespective of whether or not such Bank shall have made any demand hereunder.

          10.03  Notices.  Except as otherwise expressly provided herein, all
                 -------
notices and other communications provided for hereunder shall be in writing (including telegraphic, telex, telecopier or cable communication) and mailed, telegraphed, telexed, telecopied, cabled or delivered: if to the Company, at the Company's address specified opposite its respective signature below; if to any Bank, at its address specified opposite its name below; and if to the Administrative Agent, at its Notice Office; or, as to the Company or the Administrative Agent, at such other address as shall be designated by such party in a written notice to the other parties hereto and, as to each Bank, at such other address as shall be designated by such Bank in a written notice to the Company and the Administrative Agent. All such notices and communications relating to Defaults or Events of Default shall be telecopied or delivered by messenger or overnight courier service and all such notices and communications shall, when mailed, telegraphed, telexed, telecopied, or cabled or sent by overnight courier, be effective when delivered to the telegraph company, cable company or overnight courier, as the case may be, or sent by telex or telecopier and when mailed shall be effective three Business Days following deposit in the mail with proper postage, except that notices and communications to the Administrative Agent shall not be effective until received by the Administrative Agent.

          10.04  Benefit of Agreement.  (a)  This Agreement shall be binding
                 --------------------
upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided, however, the Company may not assign
                                   --------  -------
or transfer any of its rights, obligations or interest hereunder without the prior written consent of the Banks and; provided further, that, although any
                                        -------- -------
Bank may transfer or grant participations in its rights hereunder, such Bank shall remain a "Bank" for all purposes hereunder (and may not transfer or assign all or any portion of its Percentage hereunder except as provided in Section 10.04(b)) and the transferee, assignee or participant, as the case may be, shall not constitute a "Bank" hereunder and; provided further, that no Bank shall
                                       -------- -------
transfer or grant any participation under which the participant shall have rights to approve any amendment to or waiver of this Agreement except to the extent such amendment or waiver would (i) extend the final maturity of any Letter of Credit (unless such Letter of Credit is not extended beyond the Maturity Date) in which such participant is participating, or reduce the rate or extend the time of payment of interest or Fees thereon (except in connection with a waiver of applicability of any post-default increase in interest rates) or reduce the principal amount thereof, or increase the amount of the participant's participation over the amount thereof then in effect (it being understood that a waiver of any Default or Event of Default shall not constitute a change in the terms of such participation or (ii) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement. In the case of any such participation, the participant shall not have any rights under this Agreement (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto) and all amounts payable by the Company hereunder shall be determined as if such Bank had not sold such participation.

          (b) Notwithstanding the foregoing, any Bank (or any Bank together with one or more other Banks) may (x) (A) pledge its rights (including rights to receive payments) hereunder to a Federal Reserve Bank or (B) assign all or a portion of its Percentage (pro rata in respect of such assignor's A Commitment and B Commitment) and related outstanding Obligations hereunder to its parent company and/or any affiliate of such Bank which is at least 50% owned by such Bank or its parent company or to one or more other Banks or (y) assign all, or if less than all, a portion equal to at least 20% (in the case of an assignment of a Percentage) in the aggregate for the assigning Bank or assigning Banks of such Percentages and related outstanding Obligations hereunder to one or more Eligible Transferees, each of which assignees shall become a party to this Agreement as a Bank by execution of an Assignment and Assumption Agreement (appropriately completed); provided that, (i) at such time Schedule I shall be
                           --------
deemed modified to reflect the revised Percentages of such new Bank and of the existing Banks (and their respective affiliates), (ii) such assignment is made on a pro rata basis in respect of such assignor's A Commitment and B Commitment,
     --- ----
(iii) the consent of the Administrative Agent and the applicable Issuing Bank shall be required in connection with any assignment, which consent shall not be unreasonably withheld, and (iv) the Administrative Agent shall receive at the time of each such assignment (but not in connection with any pledge to a Federal Reserve Bank), from the assigning Bank, the payment of a non-refundable assignment fee of $3,500, provided that in the case of an assignment by a Bank
                          --------
to another Bank, such assignment fee shall be $1,500. To the extent of any assignment pursuant to this Section 10.04(b), the assigning Bank shall be relieved of its obligations hereunder with respect to its assigned Percentage. After receipt of notice of any assignment pursuant to this Section 10.04(b) the Administrative Agent shall give notice thereof to the Company. To the extent that at the time of any assignment pursuant to this Section 10.04(b) to a Person not already a Bank hereunder, if the Person purchasing such assignment (the "Assignee") would be entitled to charge the Company for reimbursement of Taxes pursuant to Section 3.02, in excess of the aggregate such amounts permitted to be charged by the assigning Bank immediately prior to such assignment (which differences may arise because of differences between the Assignee and the assigning Bank, or because of the different laws, treaties or regulations, or interpretations thereof, applicable to such Persons), the Company shall not be obligated to pay such excess Taxes, it being understood and agreed, however, that the Company shall be obligated to pay to such Assignee all other Taxes which are otherwise required to be reimbursed pursuant to said Section 3.02 (including, without limitation, all such Taxes payable as a result of events occurring after the date of the respective assignment).

          10.05 No Waiver; Remedies Cumulative.  No failure or delay on the
                ------------------------------
part of either Agent, the Collateral Agent, either Issuing Bank or any Bank in exercising any right, power or privilege hereunder and no course of dealing between the Company and either Agent, the Collateral Agent, either Issuing Bank or any Bank shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights, powers and remedies herein expressly provided are cumulative and not exclusive of any rights, powers or remedies which either Agent, the Collateral Agent, either Issuing Bank or any Bank would otherwise have. No notice to or demand on the Company in any case shall entitle the Company to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of either Agent, Collateral Agent, either Issuing Bank or any Bank to any other or further action in any circumstances without notice or demand.

          10.06 Payments Pro Rata. (a) Except as otherwise provided in this
                -----------------
Agreement, the Administrative Agent agrees that promptly after its receipt of each payment from or on behalf of the Company in respect of any Obligations hereunder, it shall distribute such payment to the Banks (other than any Bank that has consented in writing to waive its pro rata share of any such payment) pro rata based upon their respective shares, if any, of the Obligations with respect to which such payment was received.

          (b) Each of the Banks agrees that, if it should receive any amount hereunder whether by voluntary payment, by realization upon security, by the exercise of the right of setoff or banker's lien, by counterclaim or cross action, which is applicable to the payment of Unpaid Drawings, any interest thereon, or Fees, or any amount due under any of the other Credit Documents, of a sum which with respect to the related sum or sums received by other Banks is in a greater proportion than the total of such Obligations then owed and due to such Bank bears to the total of such Obligations then owed and due to all of the Banks immediately prior to such receipt, then such Bank receiving such excess payment shall purchase for cash without recourse or warranty from the other Banks an interest in the Obligations of the respective party to such Banks in such amount as shall result in a proportional participation by all the Banks in such amount; provided that if all or any portion of such excess amount is thereafter recovered from such Bank, such purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.

          10.07 Computations. All computations of interest and Fees hereunder
                ------------
shall be made on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, or Fees are payable.

          10.08 GOVERNING LAW; SUBMISSION TO JURISDICTION; VENUE; WAIVER OF
                -----------------------------------------------------------
JURY TRIAL. (a) THIS AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS
----------
AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAW OF THE STATE OF NEW YORK. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, THE COMPANY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE COMPANY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER THE COMPANY AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN ANY OF THE AFOREMENTIONED COURTS, THAT SUCH COURTS LACK PERSONAL JURISDICTION OVER THE

COMPANY. TO THE EXTENT NECESSARY TO EFFECT OR RECEIVE SERVICE OF ANY AND ALL LEGAL PROCESS OR NOTICES IN ANY SUCH ACTION OR PROCEEDING, THE COMPANY AGREES TO DESIGNATE A DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY FOR THE PURPOSES OF THIS PROVISION SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE COMPANY AT ITS ADDRESS SET FORTH OPPOSITE ITS SIGNATURE BELOW, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY OTHER CREDIT DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE PROVIDED THAT SUCH SERVICE IS MADE IN ACCORDANCE WITH APPLICABLE LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF EITHER AGENT UNDER THIS AGREEMENT OR ANY BANK TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE COMPANY IN ANY OTHER JURISDICTION.

          (b) THE COMPANY HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT BROUGHT IN THE COURTS REFERRED TO IN CLAUSE (a) ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

          (c) EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          10.09 Counterparts. This Agreement may be executed in any number of
                ------------
counterparts and by the different parties hereto on separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. A set of counterparts executed by all the parties hereto shall be lodged with the Company and the Administrative Agent.

          10.10 Effectiveness. This Agreement shall become effective on the
                -------------
date (the "Effective Date") on which (i) the Company and each of the Banks shall have signed a counterpart hereof (whether the same or different counterparts) and shall have delivered (including by way of facsimile transmission) the same to the Administrative Agent at its Notice Office and (ii) the conditions contained in Section 4 are met to the satisfaction of the Agents and the Banks. Unless the Administrative Agent has received actual notice from any Bank that the conditions contained in Section 4 have not been met to its satisfaction, upon the satisfaction of the condition described in clause (i) of the immediately preceding sentence and upon the Administrative Agent's good faith determination that the conditions described in clause (ii) of the immediately preceding sentence have been met, then the Effective Date shall have been deemed to have occurred, regardless of any subsequent determination that one or more of the conditions thereto had not been met (although the occurrence of the Effective Date shall not release the Company from any liability for failure to satisfy one or more of the applicable conditions contained in Section 4). The Administrative Agent will give the Company and each Bank prompt written notice of the occurrence of the Effective Date.

          10.11  Judgment Currency. All payments made under this Agreement
                 -----------------
shall be made in Dollars. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Company in Dollars into another currency, the parties hereto agree to the fullest extent that they may legally do so that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such currency at or about 11:00 A.M. (New York City time) on the Business Day preceding that on which final judgment is given, and shall include any premiums and costs of exchange payable in connection with such purchase. If the amount of Dollars so purchased is less than the sum originally due to any Bank or any Agent hereunder, the Company agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or such Agent against such resulting loss.

          10.12  Headings Descriptive. The headings of the several sections and
                 --------------------
subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

          10.13  Survival. All indemnities set forth herein shall survive the
                 --------
execution, delivery and termination of this Agreement.

          10.14  Amendment or Waiver. Neither this Agreement nor any terms
                 -------------------
hereof may be changed, waived, discharged or terminated unless such change, waiver, discharge or termination is in writing signed by the Company and the Required Banks; provided that no such change, waiver, discharge or termination
                --------
shall, without the consent of each Bank, (i) become effective in the event that exactly two Banks are Participants under this Agreement, (ii) extend the stated maturity of any Letter of Credit beyond the Maturity Date, or reduce the rate or extend the time of payment of interest or Fees thereon, or reduce the principal amount thereof, (iii) amend, modify or waive any provision of this Section 10.14, (iv) reduce the percentage specified in the definition of Required Banks (it being understood that, with the consent of the Required Banks, additional extensions of credit pursuant to this Agreement may be included in the determination of the Required Banks on substantially the same basis as the extensions of credit pursuant thereto are included on the Effective Date), (v) consent to the assignment or transfer by the Company of any of its rights and obligations under this Agreement, (v) release or permit the release of any Collateral Vessel from any Lien created by the respective Security Documents (except as expressly provided in the Credit Documents) or
(vii) waive, change the timing or amount of, or extend any mandatory reduction in the Total Commitment, including, without limitation, a Scheduled Commitment Reduction; provided further, that no such change, waiver, discharge or
           -------- -------
termination shall (w) increase the Percentage of any Bank over the amount thereof then in effect without the consent of such Bank, (x) without the consent of the respective Issuing Bank, amend, modify or waive any provision of Section 1A, 1B or 2 or alter its rights or obligations with respect to Letters of Credit, (y) without the consent of each Agent, amend, modify or waive any provision of Section 9 or any other provision relating to the rights or obligations of such Agent, or (z) without the consent of the Collateral Agent, amend, modify or waive any provision relating to the rights or obligations of the Collateral Agent.

                              *        *        *

          IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Agreement as of the date first above written.

Addresses:
---------

901 Threadneedle, Suite 200     R&B FALCON CORPORATION
Houston, TX 77079
Attn: General Counsel
Fax:  (281) 496-0285
                                By:_____________________
                                   Name:
                                   Title:



11 West 42/nd/ Street           CHRISTIANIA BANK OG
7/th/ Floor                     KREDITKASSE ASA,
New York, New York  10036       NEW YORK BRANCH,
Attn:  Hans Chr. Kjelsrud          Individually and as Administrative Agent
Fax:  (212) 827-4888

                                By:_____________________
                                   Name:
                                   Title:

                                By:_____________________
                                   Name:
                                   Title:


                                CREDIT AGRICOLE INDOSUEZ

                                By:_____________________
                                   Name:
                                   Title:

                                CREDIT LYONNAIS NEW YORK BRANCH, as Individually
                                  and as Syndication Agent

                                By:_____________________
                                   Name:
                                   Title:

                                                                      SCHEDULE I
                                                                      ----------

                         OUTSTANDING LETTERS OF CREDIT
                         -----------------------------

   OPENING DATE            ADVISING/ISSUING BANK                           BENEFICIARY                   AMOUNT
------------------------------------------------------------------------------------------------------------------
     02/27/96                       CBK                      SEABOARD SURETY CO.& OR ST. PAUL MERCURY  $300,000.00
                                                             INS. / ST. GUARDIAN INS/ST. PAUL FIRE &
                                                                           MARINE INS.
------------------------------------------------------------------------------------------------------------------
     10/24/96                       CBK                      SEABOARD SURETY CO.& OR ST. PAUL MERCURY  $400,000.00
                                                             INS. / ST. GUARDIAN INS/ST. PAUL FIRE &
                                                                           MARINE INS.
------------------------------------------------------------------------------------------------------------------
     11/12/98              Malaysian Bank Berhad                    Petronas Cargali SDN. BHD         1,677,250.00

------------------------------------------------------------------------------------------------------------------
     04/15/00              Malaysian Bank Berhad                    Petronas Cargali SDN. BHD          $300,000.00
------------------------------------------------------------------------------------------------------------------
     11/18/99     The Hong Kong and Shanghai Banking Corp.         Enron Oil and Gas India Ltd         $944,500.00
------------------------------------------------------------------------------------------------------------------
     12/17/99                       CBK                               Santa Fe Synder Corp             $417,240.00
------------------------------------------------------------------------------------------------------------------
     05/24/00            PT Bank Mandiri (Persero)                 YPF Maxus Southeast Sumatra         $350,000.00
------------------------------------------------------------------------------------------------------------------
     06/13/00         Standard Chartered Bank (Mumbai)            Oil and Natural Gas Corp Ltd         $148,890.00
------------------------------------------------------------------------------------------------------------------
     06/21/00         Standard Chartered Bank (Mumbai)            Oil and Natural Gas Corp Ltd         $192,222.00
------------------------------------------------------------------------------------------------------------------
     07/13/00        PT Bank Mandiri (Persero) Jakarta                Conoco Indonesia Inc.            $165,000.00
------------------------------------------------------------------------------------------------------------------
    08/15/2000             Malaysian Bank Berhad                    Petronas Cargali SDN. BHD          $248,000.00
------------------------------------------------------------------------------------------------------------------
    08/16/2000           PT Bank Mandiri (Persero)               Gulf Resources (Ketapang) Ltd.        $300,000.00
------------------------------------------------------------------------------------------------------------------





   OPENING DATE      PURPOSE      EXPIRY DATE         CBK L/C#
-------------------------------------------------------------
     02/27/96       Insurance       03/06/01 (Auto      30332
                                      Extension)

-------------------------------------------------------------
     10/24/96       Insurance       11/02/00 (Auto      30363
                                      Extension)

-------------------------------------------------------------
     11/12/98    Performance Bond   11/08/00 (Auto      30419
                                       Extension
-------------------------------------------------------------
     04/15/00        Bid Bond          10/16/00         30426
-------------------------------------------------------------
     11/18/99        Bid Bond          03/31/01         30461
-------------------------------------------------------------
     12/17/99        Contract          01/01/01         30466
-------------------------------------------------------------
     05/24/00        Bid Bond          09/08/00         30483
-------------------------------------------------------------
     06/13/00        Bid Bond          01/11/01         30484
-------------------------------------------------------------
     06/21/00        Bid Bond          01/18/01         30485
-------------------------------------------------------------
     07/13/00        Bid Bond          01/10/01         30487
-------------------------------------------------------------
    08/15/2000       Bid Bond          09/15/01         30488
-------------------------------------------------------------
    08/16/2000       Bid Bond          08/28/01         30489
-------------------------------------------------------------

                                                                     SCHEDULE II
                                                                     -----------

                                  PERCENTAGES
                                  -----------

              Bank                         A Percentage           B Percentage
              ----                         ------------           ------------

Christiania Bank og Kreditkasse ASA,        42.857143%             42.857143%
New York Branch
Credit Agricole Indosuez                    28.571429%             28.571429%
Credit Lyonnais New York Branch             28.571429%             28.571429%

                                                                    SCHEDULE III
                                                                    ------------

                         COMMITMENT REDUCTION SCHEDULE
                         -----------------------------

           Collateral Vessel                  Percentage Reduction
           -----------------                  --------------------

           J.W. McLean                                16.0%

           D.R. Stewart                               22.4%

           George H. Gallowa                          19.6%

           Randolph Yost                              22.4%

           J.T. Angel                                 19.6%

                                                                     SCHEDULE IV
                                                                     -----------

                   EXISTING INDEBTEDNESS AND PREFERRED STOCK
                   -----------------------------------------
                             (As of June 30, 2000)


                                                        (In 000's)
                                                        ----------

6.5% Senior Notes, due April 2003                        $250,000

6.75% Senior Notes, due April 2005                       $350,000

6.95% Senior Notes, due April 2008                       $250,000

7.375% Senior Notes, due April 2018                      $250,000

9.125% Senior Notes, due December 2003                   $100,000

9.5% Senior Notes, due December 2008                     $300,000

10.25% Senior Notes, due May 2003                        $201,600

8.875% Senior Notes, due March 2003                      $    355

9.75% Senior Notes, due January 2001                     $  5,250

11% Senior Secured Notes, due March 2006                 $400,000

11.375% Senior Secured Notes, due March 2009             $400,000

12.25% Senior Notes, due March 2006                      $200,000

Notes Payable-NPR 251 (CRC Marine), due January 2002     $    323

7.31% RBF Exploration Co. A1 Notes, due May 2005         $197,228

9.41% RBF Exploration Co. A2 Notes, due May 2005         $ 50,000

13.875% Senior Cumulative Redeemable Preferred Stock     $302,046

                                                                      SCHEDULE V
                                                                      ----------

                         COLLATERAL VESSEL INFORMATION
                         -----------------------------


NAME                  OFFICIAL NUMBER    OWNER                     JURISDICTION
----                  ---------------    -----                     -------------

J.T. Angel            27302-PEXT-3       R&B Falcon Corporation    Panama

George H. Galloway    651646             R&B Falcon Corporation    United States

J.W. McLean           25384-PEXT-3       R&B Falcon Corporation    Panama

D.R. Stewart          26724-PEXT-3       R&B Falcon Corporation    Panama

Randolph Yost         27265-PEXT-3       R&B Falcon Corporation    Panama

                                                                     Exhibit A-1
                                                                     -----------

                          FORM OF A LETTER OF CREDIT
                          --------------------------

                           CREDIT AGRICOLE INDOSUEZ

                           TRANSFERABLE IRREVOCABLE
                    STANDBY LETTER OF CREDIT NO. CRE73848 A

DATE OF ISSUE:                           DATE AND PLACE OF EXPIRY:
SEPTEMBER 6, 2000                        APRIL 28, 2004 IN NEW YORK

APPLICANT:                               AMOUNT:
R&B FALCON CORPORATION                   FIFTY MILLION DOLLARS
($50,000,000)
TIN 76-0544217
901 Threadneedle
Houston, Texas 77079
Tel: (281) 496-5000
Fax: (281) 496-0285

BENEFICIARY:
WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Charter Trustee under Charter Trust Agreement (Deepwater Charter Trust 1999-A) dated as of August 31, 1999
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Tel: (302) 651-1000
Fax: (302) 651-8882

Ladies and Gentlemen:

     At the request, on the instructions and for the account of R&B Falcon Corporation (the "Applicant"), Credit Agricole Indosuez hereby establishes our Transferable Irrevocable Standby Letter of Credit No. CRE73848 A ("Letter of Credit") in the favor of Wilmington Trust Company, not in its individual capacity but solely as Charter Trustee under Charter Trust Agreement (Deepwater Charter Trust 1999-A) dated as of August 31, 1999 (the "Charter Trust Agreement") among the persons from time to time party thereto as Beneficial Owners, Wilmington Trust Company, not in its individual capacity except as expressly stated therein, but solely as Charter Trustee, and Deepwater Investment Trust 1999-A, a Delaware business trust, or any successor trustee under the Charter Trust Agreement to whom this Transferable Irrevocable Standby Letter of Credit shall have been transferred in accordance with the terms hereof (the

                                                                     Exhibit A-1
                                                                          Page 2

"Beneficiary"), in the aggregate amount not exceeding Fifty Million Dollars ($50,000,000), effective immediately and expiring on April 28, 2004 unless terminated earlier in accordance with the provisions hereof. The amount of this Letter of Credit shall be available by the Beneficiary's draft on us in accordance with the terms and conditions hereinafter set forth.

     Partial draws are not permitted.

     Subject to the foregoing and the further provisions of this Letter of Credit, a single demand for payment may be made by the Beneficiary by presentation to Credit Agricole Indosuez 666 3rd Avenue, New York, New York 10017, of the original of the Beneficiary's manually signed sight draft drawn under this Letter of Credit in the form of Annex I attached hereto (which Annex I forms an integral part of this Letter of Credit), and accompanied by the original of this Letter of Credit and the original of the Beneficiary's manually signed drawing certificate in the form of Annex II attached hereto (which Annex II forms an integral part of this Letter of Credit).

     Such sight draft and certificate shall have all blanks appropriately filled in and shall be signed by a person purporting to be one of the Beneficiary's Vice Presidents, Assistant Vice Presidents, Trust Officers or Assistant Trust Officers or Authorized Representatives (each an "Authorized Officer"), and such sight draft and certificate may be in the form of a letter on the Beneficiary's letterhead.

     Demand for payment may be made by the Beneficiary under this Letter of Credit prior to the expiration hereof at any time during the regular business hours of Credit Agricole Indosuez at its address set forth above on any Business Day. As used herein the term "Business Day" means (a) a day on which Credit Agricole Indosuez (at its above address) is open for the purpose of conducting a commercial banking business and (b) a day on which banking institutions in New York generally are open for the purpose of conducting a commercial banking business. If demand for payment is made by the Beneficiary hereunder at or prior to 3:00 p.m., New York time, on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to the Beneficiary of the amount demanded, in immediately available funds, not later than 3:00 p.m., New York time, on the next succeeding Business Day, and if demand for payment is made by the Beneficiary hereunder after 3:00 p.m., New York time, on a Business Day, and provided that such demand for payment and the documents presented in connection therewith conform to the terms and conditions hereof, payment shall be made to the Beneficiary of the amount demanded, in immediately available funds, not later than 3:00 p.m., New York time, on the second succeeding Business Day.

     Payment under this Letter of Credit may be made by wire transfer of immediately available funds to any account maintained by the Beneficiary at any bank that participates in the Federal Reserve wire system.

     This Letter of Credit shall terminate at 5:00 p.m. New York time on the date that is the earliest of (i) the honoring by us of the drawing available to be made hereunder, (ii) the date on

                                                                     Exhibit A-1
                                                                          Page 3

which the Letter of Credit is surrendered by the Beneficiary to us for cancellation, (iii) April 28, 2004.

     If a demand for payment does not conform to the terms and conditions of the Letter of Credit, we will notify the Beneficiary thereof within a reasonable time after such delivery of such demand for payment, but in any event within three (3) Business Days after such delivery, such notice to be promptly confirmed in writing, and we shall hold all documents at the Beneficiary's disposal or return the same to the Beneficiary.

     Only you, as Beneficiary, in your capacity as holder hereof on behalf of the Certificate Purchasers (as such term is defined in the Participation Agreement, dated as of August 31, 1999, among the Beneficiary, the Applicant and others), may make a drawing under this Letter of Credit. Upon the payment to the Beneficiary or the Beneficiary's account of the amount specified in a sight draft drawn hereunder, we shall be fully discharged on our obligation under this Letter of Credit with respect to such draft, and we shall not thereafter be obligated to make any further payments under this Letter of Credit in respect of such draft to the Beneficiary or to any other person, firm, corporation or other entity who may have made to the Beneficiary or who subsequently makes to the Beneficiary a demand for payment.

     Notwithstanding anything to the contrary in Article 48 of the UCP, this Letter of Credit is transferable in its entirety (but not in part) to any transferee who has succeeded you as Charter Trustee under the Charter Trust Agreement and may be successively transferred. Transfer of this Letter of Credit to such a transferee shall be effected by the presentation to us of this Letter of Credit accompanied by a certificate substantially in the form of Annex III attached hereto (which Annex III forms an integral part of this Letter of Credit) purportedly signed an Authorized Officer. Upon receipt of the foregoing, we shall affix an appropriate endorsement to the Letter of Credit reflecting the transfer and issue an amendment to this Letter of Credit to such successor Charter Trustee.

     This Letter of Credit shall be subject to the Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 (the "UCP"). As to matters not governed by the UCP, this Letter of Credit shall be governed by, and construed and enforced in accordance with, the laws of the State of New York.

     All notices and other communications to us in respect of this Letter of Credit (other than documents presented to us in connection with your demand for payment which shall be presented as provided in this Letter of Credit), shall be in writing and addressed and presented to us at the address set forth in this Letter of Credit, in each case specifically referring to the number of this Letter of Credit.

                                                                     Exhibit A-1
                                                                          Page 4

     This Letter of Credit sets forth in full our undertaking, and such undertaking shall not in any way be modified, amended, amplified or limited by reference to any document, instrument or agreement referred to herein except only the Annexes hereto; and any such reference shall not be deemed to incorporate herein by reference any document instrument or agreement except as set forth above.

                    Very truly yours,

                    CREDIT AGRICOLE INDOSUEZ

                    By______________________________
                      Name:
                      Title:

                                                                         ANNEX I
                                                             to Letter of Credit
                                                             -------------------
                              FORM OF SIGHT DRAFT
                              -------------------

                                                             [Date]


          Pay to the account of ________________, not in its individual capacity but solely as Charter Trustee under Charter Trust Agreement (Deepwater Charter Trust 1999-A) dated as of August 31, 1999, ___________ Dollars US$ (amount), drawn under Credit Agricole Indusuez Transferable Irrevocable Standby Letter of Credit No. CRE73848 A.



Credit Agricole Indosuez                   ____________________________, not in
666 3/rd/ Avenue                           its individual capacity but solely as
New York, NY 10017                         Charter Trustee, under Charter Trust
                                           Agreement (Deepwater Charter Trust
                                           1999-A) dated as of August 31, 1999.

                                           By:____________________________
                                              Name
                                              Title:

                                                                        ANNEX II
                                                             to Letter of Credit
                                                             -------------------


                        FORM OF CERTIFICATE FOR DRAWING
                        -------------------------------

                                              [Date]

Credit Agricole Indosuez
666 3/rd/ Avenue
New York, NY 10017

Dear Sir or Madam:

          The undersigned, an Authorized Officer of _____________, not in its individual capacity but solely as Charter Trustee under Charter Trust Agreement (Deepwater Charter Trust 1999-A) dated as of August 31, 1999, as Beneficiary (the "Beneficiary"), hereby certifies to Credit Agricole Indosuez (the "Issuing Bank"), with reference to Transferable Irrevocable Standby Letter of Credit No. CRE73848 A (the "Letter of Credit"; any capitalized term used herein and not defined shall have its respective meaning as set forth in the Letter of Credit) issued by the Issuing Bank in favor of the Beneficiary that:

          1. The undersigned is the Charter Trustee or a successor Charter Trustee under the Charter Trust Agreement;

          2. The Beneficiary is the beneficiary under the R&B Falcon Drilling Contract Guaranty (as defined in Appendix 1 to the Participation Agreement referred to in the Charter Trust Agreement) and a beneficiary under the R&B Falcon Guaranty (as defined in Appendix 1 to the Participation Agreement referred to in the Charter Trust Agreement);

          3. The Beneficiary has made a demand (a copy of which is attached hereto, together with proof of delivery), under the R&B Falcon Drilling Contract Guaranty and/or the R&B Falcon Guaranty; which demand has not been satisfied in full within five (5) Business Days of the receipt thereof; and

          4. All funds drawn under the Letter of Credit shall be transferred by you in the form of wire transfer to:


           Bank:             _________________________

           ABA Number:       _________________________

           Account Number:   _________________________

           Reference:        _________________________

                                                                        ANNEX II
                                                             to Letter of Credit
                                                             -------------------

          IN WITNESS WHEREOF, the Beneficiary has executed and delivered this Certificate as of the __________ day of [month], [year].


                                     ______________________________ not in its
                                       individual capacity but solely  as
                                       Charter Trustee under Charter Trust
                                       Agreement (Deepwater Charter Trust
                                       1999-A) dated as of August 31, 1999

                                     By_________________________
                                     Name:
                                     Title:

                                                                       ANNEX III
                                                             to Letter of Credit
                                                             -------------------

                          FORM OF TRANSFER CERTIFICATE
                          ----------------------------

                                                        Date:

Credit Agricole Indosuez
9, quai du Prsident Paul Doumer
92920 Paris La Dfense Cdex
Attn.: Documentary Credits Dept.

Dear Sir or Madam:

     We refer to Transferable Irrevocable Standby Letter of Credit No. CRE73848 A (the "Letter of Credit") issued by Credit Agricole Indosuez in favor of ___________, not in its individual capacity but solely as Charter Trustee under Charter Trust Agreement (Deepwater Charter Trust 1999-A) dated as of August 31, 1999 (the "Charter Trust Agreement") among the persons from time to time party thereto as Beneficial Owners, Wilmington Trust Company, not in its individual capacity except as expressly stated therein, but solely as Charter Trustee, and Deepwater Investment Trust 1999-A, a Delaware business trust.

     For value received we hereby irrevocably transfer to _______________ (hereinafter referred to as the "Transferee") all rights of the undersigned to draw under the Letter of Credit in its entirety.

     By this transfer, all rights of the undersigned in the Letter of Credit are transferred to the Transferee and the Transferee shall have the sole rights relating to any amendments whether increases or extensions or other amendments and whether now existing or hereafter made. All amendments are to be advised to the Transferee without necessity of any counsel of or notice to the undersigned.

     The Letter of Credit is returned herewith for endorsement and delivery to the Transferee,

                                 Very truly yours,


                                 By: ____________________________
                                    Name:
                                    Title:
SIGNATURE AUTHENTICATED


_____________________________
(Bank)

____________________________

                                                                        ANNEX II
                                                             to Letter of Credit
                                                             -------------------


(Authorized Signature)

                                                                     EXHIBIT A-2
                                                                     -----------

                       FORM OF LETTER OF CREDIT REQUEST
                       --------------------------------

No   /1/       Dated   /2/
   --------          --------


Christiania Bank og Kreditkasse ASA, New York Branch, as B Issuing Bank under the Letter of Credit and Reimbursement
  Agreement (the "Agreement"), dated as of August 31,
  2000, between R&B Falcon Corporation, Credit Agricole
  Indosuez, Credit Lyonnais New York Branch, as Syndication Agent, and Christiania Bank og
  Kreditkasse ASA, New York Branch, as Administrative Agent
11 West 42/nd/ Street, 7/th/ Floor
New York, New York 10036
Attn:  Hans Chr. Kjelsrud

Dear Sirs:

          We hereby request that Christiania Bank og Kreditkasse ASA, New York Branch, in its individual capacity, issue a B Letter of Credit for the account
of the undersigned on   /3/    (the "Date of Issuance") in the aggregate stated
                      -------
stated amount of  /4/  .
                -------

          For purposes of this Letter of Credit Request, unless otherwise defined herein, all capitalized terms used herein which are defined in the Agreement shall have the respective meaning provided therein.

          The beneficiary of the requested B Letter of Credit will be   /5/
                                                                      -------
and such B Letter of Credit will have a stated expiration date of  /6/  .
                                                                 -------
__________________


/1/  B Letter of Credit Number

/2/  Date of Letter of Credit Request.

/3/  Date of Issuance.

/4/  Aggregate initial stated amount of B Letter of Credit.

/5/  Insert name and address of beneficiary.

/6/ Insert date which shall not be later than the earlier of (x) one year from the date of issuance of such B Letter of Credit and (y) the tenth Business Day prior to the Maturity Date.

                                                                     Exhibit A-2
                                                                          Page 2

          We hereby certify that:

          (1) The representations and warranties contained in the Agreement are true and correct in all material respects on the Date of Issuance, both before and after giving effect to the issuance of the B Letter of Credit requested hereby (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date).

          (2) To our knowledge, after due inquiry, no Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, will any Default or Event of Default exist or occur.

          Copies of all documentation with respect to the supported transaction are attached hereto.

                                 R&B FALCON CORPORATION

                                 By: __________________________
                                     Name:
                                     Title:

                                                                       EXHIBIT B
                                                                       ---------

                    FORM OF SECTION 3.02(b)(ii) CERTIFICATE
                    ---------------------------------------

          Reference is hereby made to the Letter of Credit and Reimbursement Agreement, dated as of August 31, 2000, among R&B Falcon Corporation, the banks from time to time party thereto, Credit Agricole Indosuez, Credit Lyonnais New York Branch, as Syndication Agent, and Christiania Bank og Kreditkasse ASA, New York Branch, as Administrative Agent (the "Administrative Agent") (as amended, modified and supplemented from time to time, the "Agreement"). Pursuant to the provisions of Section 3.02(b)(ii) of the Agreement, the undersigned hereby certifies that it is not a "bank" as such term is used in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended.

          The undersigned shall promptly notify the Company and the Administrative Agent if any of the representations and warranties made herein are no longer true and correct.

                                 [NAME OF BANK]

                                 By: ____________________________________
                                     Name:
                                     Title:

Dated: _____________,_____

                                                                       EXHIBIT D
                                                                       ---------
                         FORM OF OFFICERS' CERTIFICATE
                         -----------------------------

          I, the undersigned, [President] [Executive Vice President] [Vice President] of R&B Falcon Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Company"), do hereby certify that:

          1. This Certificate is furnished pursuant to the Letter of Credit and Reimbursement Agreement, dated as of August 31, 2000, among the Company, Credit Agricole Indosuez, Credit Lyonnais New York Branch, as Syndication Agent, and Christiania Bank og Kreditkasse ASA, New York Branch, as Administrative Agent (such Letter of Credit and Reimbursement Agreement, being herein called the "Agreement"). Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Agreement.

          2. The following named individuals are elected officers of the Company, each holds the office of the Company set forth opposite his name and has held such office since ________, [19][20]___./1/ The signature written opposite the name and title of each such officer is his correct signature.


               Name/2/              Office           Signature
          ________________     ________________    ________________
          ________________     ________________    ________________
          ________________     ________________    ________________
          ________________     ________________    ________________

          3. Attached hereto as Exhibit A is a certified copy of the Certificate of Incorporation of the Company as filed with _______________ in the State of Delaware on ___________, [19][20]___, together with all amendments thereto adopted through the date hereof.

____________________

/1/ Insert a date prior to the time of any corporate action relating to the Agreement

/2/ Include name, office and signature of each office who will sign the Agreement, including the officer who will sign the certification at the end of this Certificate.

                                                                       Exhibit D
                                                                          Page 2

          4. Attached hereto as Exhibit B is a true and correct copy of the By-Laws of the Company which were duly adopted, are in full force and effect on the date hereof, and have been in effect since ________________, [19][20]___.

          5. Attached hereto as Exhibit C are true and correct copies of the resolutions of the Board of Directors of the Company authorizing the Agreement, which resolutions were duly approved by the Board of Directors on
___________________.

          6. On the date hereof, all of the applicable conditions set forth in Sections 4.04, 4.05 and 4.06 of the Credit Agreement have been satisfied.

          7. On the date hereof, the representations and warranties contained in the Agreement are true and correct in all material respects.

          8. On the date hereof, to our knowledge, no Default or Event of Default has occurred and is continuing or would result from the consummation of the Agreements on the date hereof.

          9. There is no proceeding for the dissolution or liquidation of the Company or threatening its existence.

          IN WITNESS WHEREOF, I have hereunto set my hand this ____day of __________, _____.


                                 R&B FALCON CORPORATION

                                 By:__________________________
                                    Name:
                                    Title:

                                                                       Exhibit D
                                                                          Page 3

                             R&B FALCON CORPORATION

I, the undersigned, [Secretary/Assistant Secretary] of the Company, do hereby certify that:

          1. [Name of Person making above certification] is the duly elected and qualified [President] [Executive Vice President] [Vice President] of the Company and the signature above is his genuine signature.

          2. The certifications made by [name of Person making above certifications] in Items 2, 3, 4, 5 and 9 above are true and correct.

          IN WITNESS WHEREOF, I have hereunto set my hand on the _____day of
____________________.

                                 R&B FALCON CORPORATION

                                 By:__________________________
                                    Name:
                                    Title:

                                                                       EXHIBIT G
                                                                       ---------

                        FORM OF COMPLIANCE CERTIFICATE
                        ------------------------------

          This Compliance Certificate (this "Certificate") is delivered to you pursuant to Section 6.01(c) of the Letter of Credit and Reimbursement Agreement, dated as of August 31, 2000 (as amended, supplemented, restated or modified from time to time, the "L/C Agreement"), among R&B Falcon Corporation, a Delaware Corporation (the "Company"), the Banks from time to time party thereto, Credit Agricole Indosuez, Credit Lyonnais New York Branch, as Syndication Agent, and Christiania Bank og Kreditkasse ASA, New York Branch, as Administrative Agent. Terms defined in the L/C Agreement and not otherwise defined herein are used herein as therein defined.

          1. I am the duly elected, qualified and acting Chief Financial Officer of the Company.

          2. I have reviewed and am familiar with the contents of this Certificate. I am providing this Certificate solely in my capacity as an officer of the Company. The matters set forth herein are true to the best of my knowledge after diligent inquiry.

          3. I have reviewed the terms of the L/C Agreement and the other Credit Documents and have made or caused to be made under my supervision, a review in reasonable detail of the transactions and condition of the Company during the accounting period covered by the financial statements attached hereto as ANNEX 1 (the "Financial Statements"). The Financial Statements have been prepared in accordance with the requirements of the L/C Agreement.

          4. Attached hereto as ANNEX 2 are the computations showing (in reasonable detail) compliance with the covenants specified therein. All such computations are true and correct.

          5. On the date hereof, the representations and warranties contained in the L/C Agreement and in the other Credit Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on the date hereof, unless stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

                                                                       EXHIBIT G
                                                                       ---------
                                                                          Page 2

          6. On the date hereof, no Default or Event of Default has occurred and in continuing.

          IN WITNESS WHEREOF, I have executed this Certificate this ____ day of
______.

                              R&B FALCON CORPORATION

                              By______________________
                                Name:
                                Title:

                                                                      ANNEX I to
                                                                      ----------
                                                          Compliance Certificate
                                                          ----------------------

                       CONSOLIDATED FINANCIAL STATEMENTS
                       ---------------------------------

                                                                     ANNEX II to
                                                                     -----------
                                                          Compliance Certificate
                                                          ----------------------

                             COMPLIANCE WORKSHEET
                             --------------------

The calculations described herein is as of __________ __, ____ (the "Computation Date") and pertains to the period from __________ __, ____ to __________ __, ____ (the "Test Period").

Part A.  Consolidated Tangible Net Worth
----------------------------------------

1.  The aggregate amount of Consolidated Net Income for
    each fiscal quarter of the Company after the Effective
    Date./1/                                                     $____________


2.  The aggregate amount of equity proceeds received
    pursuant to any equity issuance by the Company and
    its Subsidiaries after the Effective Date.                   $____________


3.  Consolidated Tangible Net Worth on the Computation
    Date.                                                        $____________


4.  Minimum Consolidated Tangible Net Worth pursuant
    to Section 6.20 on the Computation Date
    ($900,000,000 plus 50% of Item 2 plus Item 3).               $____________


Part B.  Consolidated Interest Coverage Ratio
---------------------------------------------

1.  Consolidated Net Income for the Test Period.                 $____________

2.  Provisions for taxes based on income for the Test
    Period.                                                      $____________

3.  Consolidated Interest Expense for the Test Period.           $____________

4.  Amortization or write-off of deferred financing costs
    to the extent deducted in determining Consolidated Net
    Income for the Test Period.                                  $____________

5.  Depreciation expense of the Company and its
    Subsidiaries for the Test Period.                            $____________

__________________

/1/ In the event that the Consolidated Net Income for any fiscal quarter of the Company is negative, Consolidated Net Income for such fiscal quarter shall be deemed to be zero.

                                                                     ANNEX II to
                                                                     -----------
                                                          Compliance Certificate
                                                          ----------------------
                                                                          Page 2

6.  Amortization expense of the Company and its
    Subsidiaries for the Test Period.                         $_____________

7.  Losses on sales of assets (excluding sales in the
    ordinary course of business) and other extraordinary
    losses for the Test Period.                               $_____________

8.  Gains on sales of assets (excluding sales in the
    ordinary course of business) and other extraordinary
    gains for the Test Period.                                $_____________

9.  Adjusted EBITDA (sum of Items 1 through 7 minus
    Item 8).                                                  $_____________

10. Consolidated Interest Expense for the four
    immediately preceding fiscal quarters.                    $_____________

11. Consolidated Interest Coverage Ratio (Item 9:Item
    10).                                                      ________:1.00

12. Minimum Interest Coverage Ratio pursuant to Section
    6.21 on the Computation Date.                             ________:1.00


Part C.  Consolidated Working Capital Ratio
-------------------------------------------

1.  Consolidated Current Assets on the Computation Date.      $_____________

2.  Consolidated Current Liabilities on the Computation       $_____________
    Date.

3.  Consolidated Working Capital Ratio (Item 1:Item 2)
    on the Computation Date.                                  $_____________

4.  Minimum Consolidated Working Capital Ratio
    pursuant to Section 6.22.                                 1.50:1.00


[Part D.  Collateral Maintenance
-------------------------------

1.  Total Commitment on the Computation Date.                 $_____________

2.  Market Value of the Collateral Vessels                    $_____________
    on the Computation Date.

                                                                     ANNEX II to
                                                                     -----------
                                                          Compliance Certificate
                                                          ----------------------
                                                                          Page 3


3.   Minimum permitted Market Value of the Collateral
     Vessels pursuant to Section 6.23 (Item 1 multiplied
     by 1.75).                                                $_____________]/2/


_____________________

/2/ Complete Section D. for the Test Period ending December 31 of each fiscal year only.

                                                                       Exhibit H
                                                                       ---------


                  FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT
                  -------------------------------------------

                                                        DATE:  ________ __, ____

          Reference is made to the Letter of Credit and Reimbursement Agreement described in Item 2 of Annex I annexed hereto (as such agreement may hereafter be amended, modified or supplemented from time to time, the "L/C Agreement"). Unless defined in Annex I attached hereto, terms defined in the L/C Agreement are used herein as therein defined. _____________ (the "Assignor") and ______________ (the "Assignee") hereby agree as follows:

          1. The Assignor hereby sells and assigns to the Assignee without recourse and without representation or warranty (other than as expressly provided herein), and the Assignee hereby purchases and assumes from the Assignor, that interest in and to all of the Assignor's rights and obligations under the L/C Agreement as of the date hereof which represents the percentage interest specified in Item 4b. of Annex I (the "Assigned Percentage") of all of the outstanding rights and obligations under the L/C Agreement relating to the letter of credit facility to the extent set forth in Item 4b. of Annex I, including, without limitation, (x) in the case of any assignment of all or any portion of the Assignor's A Percentage, all rights and obligations with respect to the Assigned Percentage of such A Percentage of the A Letters of Credit, and
(y) in the case of any assignment of all or any portion of the Assignor's B Percentage, all rights and obligations with respect to the Assigned Percentage of such B Percentage of the B Letters of Credit. After giving effect to the assignment effected hereby, (x) the Assignee's A Percentage and/or B Percentage, as the case may be, under, and as defined in, the L/C Agreement will be the applicable Assigned Percentage set forth in Item 4(b). of Annex I (or, if the Assignee was already a Bank pursuant to the L/C Agreement, its A Percentage and/or B Percentage shall be increased by the applicable Assigned Percentage set forth in Item 4b. of Annex I and (y) the Assignor's A Percentage and/or B Percentage under, and as defined in, the L/C Agreement shall be reduced by the applicable Assigned Percentage set forth in Item 4b. of Annex I.

          2. The Assignor (i) represents and warrants that, immediately before giving effect to the assignment effected hereby, its A Percentage and/or B Percentage, as the case may be, under, and as defined in, the L/C Agreement equaled or exceeded the amount of the applicable Assigned Percentage set forth in Item 4b. of Annex I, (ii) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claims; (iii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the L/C Agreement or the other Credit Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the L/C Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto; and
(iv) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Company or any of its Subsidiaries or the performance or observance by the Company or any of its Subsidiaries of any of their respective obligations under the L/C

Agreement or the other Credit Documents or any other instrument or document furnished pursuant thereto.

          3. The Assignee (i) confirms that it has received a copy of the L/C Agreement and the other Credit Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption Agreement; (ii) agrees that it will, independently and without reliance upon either Issuing Bank, either Agent, the Collateral Agent, the Assignor or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the L/C Agreement; (iii) appoints and authorizes the applicable Issuing Bank, each Agent and the Collateral Agent to take such action as agent on its behalf and to exercise such powers under the L/C Agreement and the other Credit Documents as are delegated to the applicable Issuing Bank, each Agent and the Collateral Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and
(iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the L/C Agreement are required to be performed by it as a Bank.

          4. Following the execution of this Assignment and Assumption Agreement by the Assignor and the Assignee, an executed original hereof (together with all attachments) will be delivered to the Administrative Agent. The effective date of this Assignment and Assumption Agreement shall be the date of execution hereof by the Assignor and the Assignee, the receipt of the consent of the applicable Issuing Bank and the Administrative Agent, receipt by the Administrative Agent of the assignment fee (if any) referred to in Section 10.04 of the L/C Agreement, unless otherwise specified in Item 5 of Annex I (the "Settlement Date").

          5. Upon the delivery of a fully executed original hereof to the Administrative Agent, as of the Settlement Date, (i) the Assignee shall be a party to the L/C Agreement and, to the extent provided in this Assignment and Assumption Agreement, have the rights and obligations of a Bank thereunder and under the other Credit Documents, and (ii) the Assignor shall, to the extent provided in this Assignment and Assumption Agreement, relinquish its rights and be released from its obligations under the L/C Agreement and the other Credit Documents.

          6. It is agreed that upon the effectiveness hereof, the Assignee shall be entitled to (x) all Commitment Commission on the applicable Assigned Percentage of the Total Commitment at the rate specified in Item 6 hereto and
(y) all Letter of Credit Fees on the Assignee's participation in all Letters of Credit at the rate specified in Item 7 of Annex I hereto, which, in each case, accrue on and after the Settlement Date, such interest and Commitment Commission and Letter of Credit Fees to be paid by the Administrative Agent directly to the Assignee. The Assignor and the Assignee shall make all appropriate adjustments in payments under the L/C Agreement for periods prior to the Settlement Date directly between themselves.

          7. THIS ASSIGNMENT AND ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written, such execution also being made on Annex I hereto.

                                 [NAME OF ASSIGNOR],
                                 as Assignor

                                 By____________________________
                                   Name:
                                   Title:

                                 [NAME OF ASSIGNEE],
                                 as Assignee

                                 By____________________________
                                   Name:
                                   Title:

Acknowledged and Agreed:

[CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH.

By____________________________
 Name:
 Title:

CREDIT AGRICOLE INDOSUEZ

By____________________________
 Name:
Title:]/1/


/1/ (x) In the case of an assignment of an A Percentage, insert Christiania Bank og Kreditkasse ASA, New York Branch and (y) in the case of an assignment of a B Percentage, insert Credit Agricole Indosuez.

CHRISTIANIA BANK OG KREDITKASSE ASA,
NEW YORK BRANCH, as Administrative Agent


By____________________________
 Name:
 Title:

                                                                         ANNEX I
                                                               to Assignment and
                                                               -----------------
                                                            Assumption Agreement
                                                            --------------------


                 ANNEX FOR ASSIGNMENT AND ASSUMPTION AGREEMENT

                                    ANNEX I

1.   Account Party: R&B Falcon Corporation (the "Obligor").

2.   Name and Date of L/C Agreement:

     Letter of Credit and Reimbursement Agreement, dated as of August 31, 2000, among the Obligor, Credit Agricole Indosuez, Credit Lyonnais New York Branch, as Syndication Agent, and Christiania Bank og Kreditkasse ASA, New York Branch, as Administrative Agent.

3.   Date of Assignment Agreement:    _____________.

4.   Amounts (as of date of item #3 above):

                                Assigned Share of     Letters of     Assigned Share of B Letters of
                                                 Credit                        Credit
a.   Aggregate
     Face Amount                $_________                           $_________
     for all Banks

b.   Assigned                    _________%                           _________%
     Percentage

c.   Amount of
     Assigned                   $_________                           $_________
     Percentage


5.   Settlement Date:            _______________.

6.   Commitment Commission to the Assignee:   As set forth in Section 2.01(a) of
                                              the Credit Agreement (unless
                                              otherwise agreed to by the
                                              Assignor and the Assignee).
7.   Letter of Credit
     Fee to the Assignee:  As set forth in Section 2.01(b) of the L/C Agreement
                           (unless otherwise agreed to by the Assignor and the Assignee).

8.  Notice:                ASSIGNEE:

                           ____________________
                           ____________________
                           ____________________
                           ____________________
                           Attention:
                           Telephone:

                                                                         ANNEX I
                                                               to Assignment and
                                                               -----------------
                                                            Assumption Agreement
                                                            --------------------
                                                                          Page 2


                         Telecopier:
                         Reference:

Payment Instructions:    ASSIGNEE:

                         ___________________
                         ___________________
                         ___________________
                         ___________________
                         Attention:
                         Reference:

Accepted and Agreed:

[NAME OF ASSIGNEE]                                   [NAME OF ASSIGNOR]

By____________________                               By_______________________
  Name:                                                Name:
  Title:                                               Title: